Exhibit 10.18

               AMENDED AND RESTATED SENIOR DEBT FACILITY AGREEMENT

OPERATIVE PROVISIONS:

1        DEFINITIONS AND INTERPRETATION
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DEFINITIONS

     1.1  The following definitions apply unless the context requires otherwise.

          ABN means American Banknote Corporation incorporated in Delaware of 410 Park Avenue, Suite 910, New York, New York.

          ABNAH means American Banknote Australasia Holdings Inc., incorporated in Delaware of 410 Park Avenue, Suite 910, New York, New YORK.

          ABP means American Banknote Pacific Pty Limited (ABN 19 072 977 265).

          ACCOUNTS means profit and loss accounts, balance sheets and cash flow statements together with any statements, reports (including, without limitation, any directors' and auditors' reports) and notes attached to or intended to be read with any of them.

          AGENT means Chase Securities Australia Limited (ABN 52 002 888 011)

          AMENDING AND RESTATEMENT DEED means the deed entitled "Amending and Restatement Deed (Senior Debt Facility)" dated 26 June 2001 between the Borrower, the Participants, the Agent.

          AMENDMENT DATE means the date of execution of the Amending and Restatement Deed.

          ASSOCIATE in relation to an entity means:

          (a)  a Related Corporation of that entity;

          (b) an entity, or the trustee or manager of a trust, which has a Controlling Interest in that entity, or a Related Corporation of that entity;

          (c)  a Related Corporation of an entity included in paragraph (b) or
               (e);

          (d) an executive director of that entity or an entity included in paragraph (a), (b) or (c) or of the manager or of the trustee of any trust included in paragraph (a), (b) or (c) or a spouse, child, parent or sibling of that director;

          (e) a corporation, or the trustee or manager of a trust, in which one or more entity or person mentioned in paragraph (a), (b), (c),
               (d), (e), (f) or (g) alone or together has a Controlling
               Interest;

          (f) the trustee of a discretionary trust of which an entity or person included in paragraph (a), (b), (c), (d), (e) or (g) is a beneficiary (whether or not through one or more other discretionary trusts); or

          (g) an entity of which an executive director of that entity or a Related Corporation of that entity is also a director.

          For the purposes of this definition:

          (i) where a person is a beneficiary of a discretionary trust, that person will be taken to own, and control, all the assets of that trust;

          (ii) DIRECTOR has the meaning given in the Corporations Law; and

          (iii) a person has a CONTROLLING INTEREST in a corporation or trust if:

               (A) the corporation or its directors, or the trustee or manager of the trust or its directors, are accustomed, or under an obligation, whether formal or informal, to act in accordance with the directions, instructions or wishes of that person or of that person in concert with others; or

               (B) the person has a relevant interest (as defined in the Corporations Law) in more than 51% of the issued or voting shares, units or other interests in the corporation or trust (in number, voting power or value), or would have that relevant interest if any rights were exercised to subscribe for, or acquire or convert into, shares, units or other interests which are issued or unissued. The definition of relevant interest applies as if units or other interests were shares.

          AUTHORISATION includes:

          (a) any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Governmental Agency; or

          (b) in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

          AUTHORISED OFFICER means:

          (a) in respect of the Borrower or any Guarantor, any director or secretary, or any person from time to time nominated as an Authorised Officer by the Borrower or the relevant Guarantor by a notice to the Agent accompanied by certified copies of signatures of all new persons so appointed; and

          (b) in respect of the Agent or a Participant, any person whose title or acting title includes the word MANAGER or PRESIDENT or cognate expressions, or any secretary or director.

          AVAILABILITY PERIOD means for a Facility, the period commencing on the date of this agreement and expiring on the Final Maturity Date or, if earlier, the date on which the Commitment for a Facility is cancelled.

          BENEFICIARY means the beneficiary of a Letter of Credit.

          BILL means a BILL OF EXCHANGE as defined in the Bills of Exchange Act 1909.

          BORROWER means ABN Australasia Limited (ABN 42 072 664 692).

          BUSINESS means the security printing business carried on at the date of this Agreement by the Group, as it may develop or be expanded from time to time. It includes, without limitation:

          (a) the manufacture and supply of personalised cheques and cheque books, deposit books, bank cheques, passports, medical and other forms, postal money orders and bearer securities;

          (b) the provision of electronic printing services including for cheque and credit card statements, car registrations, superannuation statements and council rate notices;

          (c) the manufacture and supply of plastic transaction cards, telephone cards, plastic promotional and membership cards, "smart" or "chip" cards and photographic driver's and firearm's licences;

          (d) the provision of bureau personalisation services, encoding and barcoding services;

          (e) the sale and/or maintenance of photographic, personalisation and encoding equipment; and

          (f)  anything developed from or substantially similar to the above.

          BUSINESS DAY means a weekday on which banks are open in Sydney, Melbourne, Singapore and Paris, France.

          CASH ADVANCE COMMITMENT means, in relation to a Participant, the amount opposite that Participant's name in Column 2 of Part A of schedule 2, as reduced or cancelled under this Agreement.

          CASH ADVANCE FACILITY means the Facility provided under clause 9.

          CASH ADVANCE UNDRAWN COMMITMENT means a Participant's Cash Advance Commitment less the total principal amount of its Share of all outstanding Segments of the Cash Advance Facility.

          CASH FLOW PROJECTIONS means the cash flow projections provided to the Agent under clause 3.3 of the Amending and Restatement Deed.

          CHARGE means any charge, debenture or other Security Interest given by the Borrower or a Guarantor to secure the Secured Moneys (including without limitation the Debenture Trust Deed and any Satisfactory Charge).

          COLLATERAL SECURITY means any Security Interest, Guarantee or other document or agreement at any time created or entered into as security for any Secured Moneys.

          COMMITMENT in relation to a Participant means:

          (a) in relation to the Cash Advance Facility, its Cash Advance Commitment; and

          (b)  in relation to the LC Facility, its LC Commitment.

          DEBENTURE TRUST DEED means the Debenture Trust Deed dated 3 June 1996 between, among others, the Borrower and each Guarantor.

          DERIVATIVE CONTRACT means an agreement, contract or arrangement the value of which depends on or derives from the value of an underlying asset, currency, reference rate or index (whether over-the-counter or exchange traded) and includes a futures contract, interest rate swap contract, currency swap contract, forward foreign exchange rate contract, forward interest rate contact, interest rate and currency option and cap, collar and floor transaction entered into by a Group Member in good faith on normal commercial terms at arm's length in the ordinary course of business with an Indemnified Party.

          DEBT SERVICE means, for any period, Interest Expense under this Agreement paid or payable in cash plus Principal Outstanding paid or payable under clause 7 during that period.

          DISTRIBUTION means, in relation to a company, any payment or distribution of any money or other assets to a shareholder of the company or an Associate of the company or that shareholder, including without limitation:

          (a) any dividend or other distribution, whether of a capital or revenue nature, to a company's shareholders or stockholders, partners or members as such;

          (b) any application or distribution of any property or assets to purchase, redeem or otherwise retire any shares or stock in a company;

          (c) any reduction (followed by any distribution) of a company's capital;

          (d) any payment or exchange of property or assets for property, assets or services for a consideration which (independently valued) exceeds the fair market value of the property, assets or services acquired, or any gift;

          (e)  any management fee (however called);

          (f)  any interest or principal under a loan;

          (g) any transfer or settlement or setting aside of property or assets to meet or effect any other Distribution mentioned above; and

          (h)  any payments under a guarantee in respect of a shareholder,

          but does not include:

               (i)  any director's fee determined at market rates;

               (ii) any distribution required or permitted under the Cash
                    Advance Facility or the LC Facility;

              (iii) any reasonable entertainment, travel and other
                    out-of-pocket expenses of officers or managers of such shareholder or Associate incurred in connection with any Group Member;

               (iv) the premium for, or other amounts incurred in relation to, any insurance taken out by that shareholder or Associate for the benefit of any Group Member (whether for that Group Member alone or for that Group Member and any other person); and

               (v) any payment or exchange of property or assets for property, assets or services for a consideration which (independently valued) is equal to or less than the fair market value of the property, assets or services acquired.

          DRAWDOWN DATE means the date on which any accommodation under this Agreement is or is to be drawn.

          DRAWDOWN NOTICE means a notice under clause 5.

          EBITDA means, in respect of any period, the amount shown by the Accounts for that period as revenue less:

          (a)  all corporate overheads; and

          (b) all operating expenses (including cost of goods sold), other than Interest Expense, provision for Tax, depreciation, amortisation, other non-cash charges, extraordinary abnormal non-recurring gains or losses and gains or losses from the sale of assets (to the extent included in operating expenses), of the Group on a consolidated basis.

          ENVIRONMENTAL LAW means a provision of a law or a law, which relates to an aspect of the environment or health.

          EVENT OF DEFAULT has the meaning in clause 16.1.

          EXCESS CASH FLOW means, for a period, EBITDA (adjusted for working capital movements) less the aggregate of all capital expenditure approved by the Agent in accordance with clause 15.1(v), reductions in the Principal Outstanding made in conjunction with an equivalent cancellation of Commitments and Debt Service.

          EXCLUDED TAX means:

          (a) any Tax imposed by a jurisdiction (other than Australia or any political subdivision or Taxing authority of or in Australia) solely as a consequence of any Indemnified Party being organised or doing business in that jurisdiction;

          (b)  any Tax imposed on the net income or revenues of an Indemnified
               Party:

               (i)  by any jurisdiction outside Australia; or

               (ii) by Australia or any political subdivision or Taxing
                    authority of or in Australia as a consequence of any Indemnified Party being or becoming a "resident" of Australia or carrying on business in Australia through a "permanent establishment" in Australia (as those terms are defined in the Income Tax Assessment Act 1936 or any relevant statutory concept which replaces or is in addition to those concepts); and

          (c) any withholding tax imposed by Australia or any political subdivision or Taxing authority of or in Australia on any payment made or to be made by or on behalf of the Borrower (including without limitation payment by the Agent) to or income derived by an Indemnified Party who is a non-resident of Australia or who is a resident of Australia deriving the income or payment through an overseas branch.

          FACILITY means the Cash Advance Facility and the LC Facility.

          FINAL MATURITY DATE means, for each Facility, the date which is the third anniversary of the Amendment Date.

          FINANCIAL INDEBTEDNESS means any indebtedness, present or future, actual or contingent in respect of moneys borrowed or raised or any financial accommodation whatever. Without limitation, it includes:

          (a) indebtedness under or in respect of a negotiable or other financial instrument, Guarantee, redeemable share, share the subject of a Guarantee, discounting arrangement, hire purchase, deferred purchase price (for more than 90 days) of an asset or service or an obligation to deliver goods or other property or provide services paid for in advance by a financier or in relation to another other financing transaction; and

          (b) the mark to market exposure under any interest, gold or currency exchange, hedge or arrangement of any kind,

          but does not include any off balance sheet operating Lease or any payment by a trade customer in advance of delivery of goods or services on ordinary commercial terms.

          FOUR ZERO BASED PROJECTS means the projects identified as such in the report from Ferrier Hodgson dated 22 January 2001.

          FUNDING PERIOD means, in relation to a Segment of the Cash Advance Facility, a period for the fixing of interest rates for the Segment.

          In each case the period commences on the Drawdown Date of the Segment or the last day of the preceding Funding Period of the Segment (as appropriate) and has a duration selected under clause 6.

          GOVERNMENTAL AGENCY means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

          GROUP means the Borrower and its Subsidiaries.

          GROUP MEMBER means each company which is a member of the Group.

          GUARANTEE means any guarantee, indemnity, letter of credit, legally binding letter of comfort or suretyship, or any other legally binding obligation or irrevocable offer (whatever called and of whatever nature):

          (a)  to pay or to purchase;

          (b) to provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets, rights or services, or otherwise) for the payment or discharge of;

          (c) to indemnify against the consequences of default in the payment of; or

          (d)  to be responsible otherwise for,

          an obligation or indebtedness of another person, a dividend, distribution, capital or premium on shares, stock or other interests, or the insolvency or financial condition in each case of another person.

          GUARANTOR means each person so described in Schedule 1 and any new guarantor under clause 33 and, if there is more than one, means each of them individually and every two or more of them jointly.

          GUARANTOR ACCESSION DEED means a deed substantially in the form of annexure B.

          HOLDING SUBSIDIARY means ABN Australasia Holdings Pty Ltd (ABN 11 072 977 229) (to be renamed American Banknote Australasia Pty Limited).

          INDEMNIFIED PARTY means the Agent, a Participant or any person whom the Agent, the Borrower and the Guarantors agree will be an Indemnified Party.

          INTELLECTUAL PROPERTY means any intellectual or industrial property including without limitation:

          (a) a patent, trade mark or service mark, copyright, registered design, trade secret, or confidential information; or

          (b) a licence or other right to use or to grant the use of any of the foregoing or to be the registered proprietor or user of any of the foregoing.

          INTEREST EXPENSE means, for any period, all interest and amounts in the nature of interest or of similar effect to interest (including amounts other than principal payable under this Agreement) paid or payable by any Group Member shown by the Accounts for that period including:

          (a) any dividend or distribution payable on any Marketable Security included as Financial Indebtedness;

          (b) the face amount of bills of exchange or other financial instruments (but not reliquefication bills drawn under this Agreement) drawn, issued, endorsed or accepted by any Group Member less their net proceeds after discount or issue and payment of any acceptance, endorsement, underwriting or similar fee;

          (c) all line, facility, letter of credit, guarantee and similar fees and all fees and other amounts of a regular or recurring nature payable in relation to Financial Indebtedness but not:

               (i)  unused line fees; and

               (ii) establishment, arrangement and other fees payable once only on the initial provision of financial accommodation,

               but excluding all transactions between any two Group Members; and

          (d)  interest payable under any Secured Financing,

          less any interest and amounts in the nature of interest earned by the Group Member during that period. For the avoidance of doubt, Interest Expense does not include fees that are treated as an interest expense for accounting purposes.

          INTEREST PAYMENT DATE means a date on which interest is payable under clause 9.3 of this Agreement.

          JV means the joint venture between ABN Australasia Holdings Pty Ltd and Gemplus Technologies Asia Pty Ltd and governed by the terms of the Joint Venture Agreement.

          JOINT VENTURE AGREEMENT means the agreement dated on or about 10 January 2000 between Gemplus Technologies Asia Pty Ltd, Gemplus S.A., ABN Australasia Holdings Pty Ltd and ABNAH.

          LC COMMITMENT means, in relation to a Participant, the amount opposite that Participant's name in column 2 of Part B of schedule 2, as reduced or cancelled under this Agreement.

          LC FACILITY means the Facility provided under clause 10.

          LC UNDRAWN COMMITMENT means a Participant's LC Commitment less the total principal amount of its Share of all principal outstanding under the LC Facility.

          LETTER OF CREDIT means a letter of credit issued or to be issued under clause 10.

          LIQUIDATION includes receivership, compromise, arrangement, amalgamation, administration, reconstruction, winding up, dissolution, assignment for the benefit of creditors, bankruptcy or death.

          MAJORITY PARTICIPANTS means Participants whose aggregate Commitments are more than two thirds of the total of the Commitments.

          MARGIN means 2.50% per annum.

          MARKETABLE SECURITY has the meaning given in the Corporations Law, but also includes:

          (a) a document referred to in the exceptions to the definition of DEBENTURE in the Corporations Law;

          (b)  a unit or other interest in a trust or partnership;

          (c)  a negotiable instrument; and

          (d) a right or an option in respect of a Marketable Security, whether issued or unissued, including, without limitation, any of the above.

          MATERIAL ADVERSE EFFECT means, in the reasonable opinion of the Majority Participants, a material adverse effect on:

          (a) the ability of the Relevant Companies as a whole to perform their obligations under the Transaction Documents; or

          (b) the security, rights or benefits of the Indemnified Parties under the Transaction Documents.

          MORTGAGED PROPERTY means the property mortgaged or charged by a Charge or any Collateral Security.

          PARTICIPANT means a Participant set out in schedule 2 or a person who becomes a Participant under clause 29.2.

          PERMITTED SALE ASSET means an asset referred to in clause 15.1(e)(iii)(B).

          POTENTIAL EVENT OF DEFAULT means anything which with the giving of notice or passage of time or both would become an Event of Default.

          PRINCIPAL OUTSTANDING means:

          (a) with respect to the Cash Advance Facility, the total principal amount of all outstanding Segments; and

          (b) with respect to the LC Facility, the face amount of the LCs outstanding under the LC Facility,

          or if the context so requires, the aggregate of these amounts.

          PRO RATA SHARE means, with respect to a Participant, the proportion which that Participant's Commitment bears to the aggregate of all Commitments.

          PROFIT IMPROVEMENT PLAN means the plan presented to the Participants by the Borrower on 8 October 1999 as varied to reflect changes recommended in the Ferrier Hodgson report dated 18 October 1999 and updated in the Ferrier Hodgson report dated 22 January 2001.

          QUARTERLY DATE means the last day of March, June, September and December in each year.

          REFERENCE BANK means Westpac Banking Corporation, Australia and New Zealand Banking Group Limited, National Australia Bank Limited or Commonwealth Bank of Australia.

          RELATED CORPORATION has the meaning given to RELATED BODY CORPORATE in the Corporations Law, but on the basis that SUBSIDIARY has the meaning given in this Agreement and that BODY CORPORATE includes any entity or a trust.

          RELEVANT COMPANY means:

          (a)  a Group Member; or

          (b) another person who gives or creates a Guarantee or Security Interest which secures any Secured Moneys.

          RELIQUEFICATION BILL means a Bill drawn under clause 9.

          SAME DAY FUNDS means a bank cheque or other immediately available funds.

          SATISFACTORY CHARGE means a first charge over all assets to secure the Secured Moneys where the Agent has received documents or evidence in connection with that charge satisfactory to the Agent (including, where requested, opinions).

          SECURED FINANCING means accommodation provided to the Borrower or any Group Member by the Beneficiary on the security of a Letter of Credit.

          SECURED MONEYS means all money which the Borrower and the Guarantors (whether each of them alone or with another person) is or at any time may become actually or contingently liable to pay to or for the account of an Indemnified Party (whether alone or with another person) for any reason whatever under or in connection with a Transaction Document.

          It includes, without limitation, money by way of principal, interest, fees, costs, indemnities, Guarantees, charges, duties or expenses or payment of liquidated or unliquidated damages under or in connection with a Transaction Document, or as a result of a breach of or default under or in connection with a Transaction Document.

          Where the Borrower or Guarantor would have been liable but for its Liquidation, it will be taken still to be liable.

          A reference to an amount for which a person is contingently liable includes, without limitation, an amount which that person may become actually or contingently liable to pay if a contingency occurs, whether or not that liability will actually arise.

          SECURITY INTEREST includes any mortgage, pledge, lien or charge or any security or preferential interest or arrangement of any kind or any other right of, or arrangement with, any creditor to have its claims satisfied in priority to other creditors with, or from the proceeds of, any asset.

          Without limitation it includes retention of title other than in the ordinary course of day-to-day trading and a deposit of money by way of security but it excludes a charge or lien arising in favour of a Governmental Agency by operation of statute unless there is default in payment of moneys secured by that charge or lien.

          SECURITY TRUSTEE means Chase Securities Australia Limited (ABN 52 002 888 011).

          SEGMENT means each portion of the accommodation made available under the Cash Advance Facility which has the same Funding Period.

          SHARE of a Participant, in respect of a Segment or any principal outstanding under the LC Facility, means the proportion of that Participant's participation in that Segment or principal to the amount of the Segment or principal (such proportion to be determined under clause 2).

          SUBSIDIARY has the meaning given in the Corporations Law but so that:

          (a) an entity will also be deemed to be a Subsidiary of a company if it is controlled by that company (expressions used in this paragraph have the meanings given for the purposes of Parts 3.6 and 3.7 of the Corporations Law);

          (b) a trust may be a Subsidiary, for the purposes of which a unit or other beneficial interest will be regarded as a share; and

          (c) a corporation or trust may be a Subsidiary of a trust if it would have been a Subsidiary if that trust were a corporation.

          TAX includes any tax, levy, impost, deduction, charge, rate, duty, compulsory loan or withholding which is levied or imposed by a Governmental Agency, and any related interest, penalty, charge, fee or other amount.

          TEST DATE means the last day of each month.

          TOTAL DEBT means all Financial Indebtedness of the Group.

          TRANSACTION DOCUMENT means:

          (a)  this Agreement;

          (b)  each Charge;

          (c)  any Collateral Security;

          (d)  any Guarantor Accession Deed;

          (e) any Drawdown Notice or any debenture or other certificate or Security Interest issued under a Charge;

          (f)  any Derivative Contract;

          (g) a document or agreement entered into or provided for the purpose of amending or novating, any of the above including the Amending and Restatement Deed; or

          (h) any document which the Borrower agrees to be a Transaction Document for the purposes of this Agreement.

          It includes, without limitation, an undertaking by or to a party or its lawyers under or in relation to any of the above.

          UNDRAWN COMMITMENT means the LC Undrawn Commitment and the Cash Advance Undrawn Commitment or where the context so requires, the aggregate of these amounts.

INTERPRETATION

     1.2 Headings are for convenience only and do not affect interpretation. The following rules apply unless the context requires otherwise.

          (a)  The singular includes the plural and the converse.

          (b)  A gender includes all genders.

          (c) Where a word or phrase is defined, its other grammatical forms have a corresponding meaning.

          (d) A reference to a person, corporation, trust, partnership, unincorporated body or other entity includes any of the foregoing.

          (e) A reference to a clause, annexure or schedule is a reference to a clause of, or annexure or schedule to, this Agreement.

          (f) A reference to a party to this Agreement or another agreement or document includes the party's successors and permitted substitutes or assigns.

          (g) A reference to legislation or to a provision of legislation includes a modification or re-enactment of it, a legislative provision substituted for it and a regulation or statutory instrument issued under it.

          (h) A reference to WRITING includes a facsimile transmission and any means of reproducing words in a tangible and permanently visible form.

          (i) A reference to CONDUCT includes, without limitation, an omission, statement or undertaking, whether or not in writing.

          (j)  All references to DOLLARS and $ are to Australian dollars.

          (k) Mentioning anything after INCLUDE, INCLUDES or INCLUDING does not limit what else might be included.

          (l) A reference to an ASSET includes any real or personal, present or future, tangible or intangible property or asset (including Intellectual Property) and any right, interest, revenue or benefit in, under or derived from the property or asset.

DETERMINATION, STATEMENT AND CERTIFICATE

     1.3 Except where otherwise provided in this Agreement any determination, statement or certificate by the Agent or any Participant or an Authorised Officer of the Agent or any Participant provided for in this Agreement is evidence of the matter stated in it unless the contrary is proved. It binds the parties in the absence of manifest error.

DOCUMENT OR AGREEMENT

     1.4  A reference to:

          (a) an AGREEMENT includes a Security Interest, Guarantee, undertaking, deed, agreement or legally enforceable arrangement whether or not in writing; and

          (b) a DOCUMENT includes an agreement (as so defined) in writing or a certificate, notice, instrument or document.

          A reference to a specific agreement or document includes it as amended, novated, supplemented or replaced from time to time, except to the extent prohibited by this Agreement.

REPAYMENT AND PREPAYMENT

     1.5 A reference to REPAYMENT or PREPAYMENT of all or part of an amount under the LC Facility is to payment to the Agent of the whole or the relevant portion of the face amount of the relevant Letter of Credit or the reduction, expiry or cancellation of that Letter of Credit (if that Letter of Credit has not been drawn on).

PRINCIPAL

     1.6 A reference to PRINCIPAL or PRINCIPAL AMOUNT, in relation to an amount under or in respect of the LC Facility, is to the maximum liability of the Participants under any Letter of Credit comprising that amount.

TRUST

     1.7 Unless the context requires otherwise, a reference to a transaction, asset, act or liability of any nature of the Group Member includes its transactions, assets, acts or liabilities as trustee. Where the Group Member incurs an obligation, it incurs that obligation both in its own right and in its capacity as trustee, unless the obligation relates only to an asset which it holds in its own right and not as trustee.

CURRENT ACCOUNTING PRACTICE AND ACCOUNTING TERMS

     1.8 A reference to CURRENT ACCOUNTING PRACTICE is to accounting principles and practices applying by law or otherwise generally accepted in Australia, consistently applied. Unless otherwise defined, accounting terms should be interpreted in accordance with current accounting practice. When calculating any covenant under clause 15.3, the value of any asset of a Group Member will be its book value unless revalued with the agreement of the Agent.

OUTSTANDING

     1.9 A reference to an OUTSTANDING Letter of Credit is to a Letter of Credit which has not expired (or which has expired but a draft has been drawn or payment made under it) and for which the Borrower has not provided cash cover under this Agreement or reimbursement in full.

DEBENTURE TRUST DEED

     1.10 Each Group Member agrees that for the purposes of the Debenture Trust
          Deed:

          (a)  the Majority Participants shall be the "Majority Stockholders";
               and

          (b)  the Transaction Documents shall be the "Transaction Documents",

          as those terms are used in the Debenture Trust Deed.

2    COMMITMENTS

COMMITMENTS

     2.1 Subject to this Agreement each Participant agrees with the Borrower to make available its participation in each Segment of the Cash Advance Facility and to participate in the LC Facility. The total principal amount of a Participant's participation in:

          (a) all outstanding Segments of the Cash Advance Facility will not at any time exceed its Cash Advance Commitment; and

          (b)  the LC Facility will not at any time exceed its LC Commitment.

ALLOCATION AMONG PARTICIPANTS

     2.2 Each Participant shall participate in each Segment rateably according to its Commitment and in each Letter of Credit, rateably according to its LC Commitment.

OBLIGATIONS SEVERAL

     2.3 The obligations and rights of each Participant under this Agreement are several and:

          (a) failure of a Participant to carry out its obligations does not relieve any other Participant of its obligations;

          (b) no Participant is responsible for the obligations of any other Participant or the Agent; and

          (c) subject to the Transaction Documents each Participant may separately enforce its rights under any Transaction Document.

3    CANCELLATION OF COMMITMENTS

DURING AVAILABILITY PERIOD

     3.1 On giving not less than 14 Business Days irrevocable notice to the Agent, the Borrower may cancel all or part of the Undrawn Commitments without penalty on the last day of a Funding Period. A partial cancellation must be in a minimum of $1,000,000 and in a whole multiple of $500,000 unless the Agent agrees otherwise.

ALLOCATION AMONG PARTICIPANTS

     3.2 Any partial cancellation will be applied rateably against the Undrawn Commitment of each Participant. The Agent shall promptly notify each Participant of any notice received under this clause and the amount of that Participant's Commitment which is cancelled.

AT END OF AVAILABILITY PERIOD

     3.3 At the close of business (Sydney time) on the last day of the Availability Period the Commitments of the Participants will be cancelled.

4    PURPOSE

CASH ADVANCE FACILITY

     4.1 The Borrower must use the net proceeds of the Cash Advance Facility to finance the general working capital (including any overdraft) requirements of the Group in carrying on the Business and the Profit Improvement Plan, and for no other purpose.

LC FACILITY

     4.2 The Borrower shall use, or shall procure the use by a Group Member of, the net proceeds of the LC Facility with respect to:

          (a) financing the working capital (including any overdraft) requirements of the Group in carrying on the Business;

          (b) issuance of performance bonds by any person in relation to obligations of a Group Member; or

          (c) such other purposes as the Agent (acting on the instructions of the Participants who have agreed in writing to provide any LC Commitments) may agree,

          and for no other purpose.

ACKNOWLEDGMENT

     4.3 The parties acknowledge that, as at the Amendment Date, the cash Advance Facility has been fully drawn and no further Drawdown Notices under clause 5 of this Agreement may be given by the Borrower to the Agent.

5    DRAWDOWN NOTICES

WHEN NOTICE TO BE GIVEN - CASH ADVANCE FACILITY

     5.1 Whenever the Borrower wishes to make a drawing under the Cash Advance Facility it shall give to the Agent on behalf of itself and the Guarantors an irrevocable Drawdown Notice substantially in the form of annexure A. That Drawdown Notice must be received by the Agent by 11 am (Sydney time) three Business Days before the proposed Drawdown Date (which must be a Business Day) or on such other day as the Agent (acting on the instructions of the Majority Participants) may agree in writing.

WHEN NOTICE TO BE GIVEN - LC FACILITY

     5.2 Whenever the Borrower wishes to make a drawing under the LC Facility it shall give to the Agent on behalf of itself and the Guarantors an irrevocable Drawdown Notice substantially in the form of annexure A specifying that the drawing is to be made under the LC Facility. That Drawdown Notice must be received by the Agent by 11 am (Sydney time) three Business Days before the proposed Drawdown Date (which must be a Business Day) or on such other day as the Agent (acting on the instructions of the Majority Participants) may agree in writing.

MINIMUM DRAWING

     5.3 The Borrower shall ensure that each drawing under the Cash Advance Facility is a minimum of the lesser of $1,000,000 or the Undrawn Commitment, unless the Agent agrees otherwise.

NOTIFICATION OF PARTICIPANTS

     5.4 The Agent shall give prompt notice to each relevant Participant of the contents of each Drawdown Notice received under this clause 5 and the amount of each Participant's Share of each Segment requested.

6    SELECTION OF FUNDING PERIODS

     6.1 Subject to this clause, each Funding Period will have a duration of 30 days.

     6.2 The Borrower may select any other Funding Period agreed by the Agent to enable consolidation of Segments.

     6.3 Should a Funding Period end on a day which is not a Business Day, that Funding Period will end on the next Business Day, unless that day is in the following month, in which case the Funding Period will end on the preceding Business Day.

     6.4 If a Funding Period of a number of months commences on a date in a month and there is no corresponding date in the month in which it is to end, it will end on the last Business Day of the latter month.

     6.5 No Funding Period may extend beyond the Final Maturity Date. The Borrower shall select Funding Periods for Segments so as to ensure that each Reduction Date for the Cash Advance Facility coincides with the last day of Funding Periods of outstanding Segments of that Facility which have a principal amount not less than the principal amount to be repaid on that day.

     6.6 If the Borrower fails to select Funding Periods complying with this clause 6 the Agent may vary any Drawdown Notice to ensure compliance.

7    REPAYMENT

REPAYMENT - CASH ADVANCE FACILITY

     7.1 Subject to the repayments provided for in clauses 7.5, 7.6 and 7.7, the Borrower shall repay the Principal Outstanding under the Cash Advance Facility on the Final Maturity Date.

REPAYMENT - LC FACILITY

     7.2

          (a) The Borrower shall repay the LC Facility in accordance with this Agreement or as otherwise agreed under the LC Facility.

          (b) The Borrower shall finally repay the Principal Outstanding under the LC Facility on the Final Maturity Date.

ALLOCATION AMONG PARTICIPANTS

     7.3 Repayments will be applied rateably among the Participants according to their participation in the Principal Outstanding for that Facility.

ALLOCATION AMONG SEGMENTS

     7.4 All repayments under clauses 7.1 and 7.5 will be applied in reduction of those Segments which the Borrower may specify after consultation with the Agent. To the extent practicable repayments will only be applied against Segments which have Funding Periods which end on the relevant Reduction Date.

MANDATORY REPAYMENTS

     7.5  The Cash Advance Commitments will reduce rateably:

          (a) during the term of the Facility, on each anniversary of the date of the Amending and Restatement Deed, by an amount equal to 75% of the Excess Cash Flow for the 12 month period immediately preceding each such anniversary date.

          (b) subject to clause 15.1(e), with respect to the sale by any Group member permitted by this Agreement of any asset with a market value equal to or greater than $1,000,000 (other than an asset disposed of in the ordinary course of day-to-day trading), and on the date the purchase price is paid, by an amount equal to the purchase price (or such lesser amount as the Agent, acting on the instructions of the Majority Participants, may agree the Participants to consider any such request by the Borrower on a non-committal basis based on the commercial and financial performance of the Borrower at the time of the request);

          (c) with respect to the issue of any shares by any Group Member by way of an initial public offer of shares in any Group Member and on the date the Group Member receives the subscription proceeds, by an amount equal to 85% of the net subscription proceeds. For the avoidance of doubt, the parties acknowledge that, in the event of any private equity investment in a Group Member whether by a third party, a holder of shares or a related entity of a holder of shares, then the proceeds of that investment may be used at the sole discretion of the Borrower.

          If, on any of the dates referred to in paragraph (a), (b) or (c) ("each a MANDATORY REPAYMENT DATE"), the aggregate of all outstanding Segments exceeds the aggregate of the Cash Advance Commitments after the reduction has occurred, then the Borrower must repay:

               (i)  in the case of the Excess Cash Flow referred to in paragraph
                    (a), the amount referred to in that paragraph within 90 days of each anniversary of the date of the Amending and Restatement Deed; and

               (ii) in the circumstances referred to in paragraphs (b) and (c), an amount equal to the excess on the last day of the next Funding Period after the relevant Mandatory Repayment Date.

     7.6 The Borrower must, on or before the second anniversary of the Amendment Date, have repaid amounts including amounts pursuant to the mandatory prepayments in clause 7.5 so that the Cash Advance Commitments have been reduced by $2,000,000 in aggregate by that date.

     7.7 If the Cash Advance Commitments have not been reduced by $2,000,000 in total by the second anniversary of the Amendment Date, the Borrower must repay an amount so that the Cash Advance Commitments have been reduced by an aggregate amount (inclusive of repayments made prior to that date) of $2,000,000 within 14 days of that date.

8    PREPAYMENTS

VOLUNTARY PREPAYMENTS

     8.1 (a) Subject to this clause, if it gives at least 14 Business Days' prior notice to the Agent (who shall promptly notify the Participants) the Borrower may prepay all or part of the Principal Outstanding under the Cash Advance Facility or the LC Facility. The notice is irrevocable. The Borrower shall prepay in accordance with it.

          (b) Unless the Agent agrees otherwise, prepayment of part only of a Segment or any amount under the LC Facility may only be made in a principal amount of a minimum of $1,000,000.

VOLUNTARY PREPAYMENT ON EXPIRY OF FUNDING PERIOD

     8.2 (a) Prepayments under clause 8.1 with respect to the Cash Advance Facility may only be made on the last day of the Funding Period of the relevant Segment.

          (b) Prepayments under clause 8.1 with respect to the LC Facility may only be made in accordance with the terms of the LC Facility.

INTEREST

     8.3 The Borrower shall pay any interest accrued on any amount prepaid under this Agreement at the time of the prepayment.

LIMITATION ON PREPAYMENTS

     8.4 The Borrower may not prepay all or part of the Principal Outstanding except in accordance with this Agreement.

APPORTIONMENT

     8.5 Prepayments under clause 8.1 will be applied rateably in reduction of the respective participation of all the Participants in the Principal Outstanding under the applicable Facility.

REDRAWING

     8.6 Subject to this Agreement, prepayments or repayments under a Facility will not be available for redrawing.

9    CASH ADVANCE FACILITY

ADVANCE OF SEGMENT

     9.1 (a) Subject to this Agreement, whenever the Borrower requests a Segment of the Cash Advance Facility, each Participant shall make available its Share of that Segment to the Agent in immediately available funds by 11.00 am (Sydney time) on the relevant Drawdown Date for the account of the Borrower, except to the extent the Segment continues a previous Segment of the Cash Advance Facility.

          (b) On receipt the Agent will pay it to the relevant account specified in the Drawdown Notice.

          (c) The Borrower shall ensure that there are no more than three Segments outstanding at any one time.

          (d) Subject to clauses 5.3 and this clause 9.1, the Borrower may split or combine Segments.

REPAYMENT

     9.2 The Borrower shall repay each Segment of the Cash Advance Facility provided to it on the last day of its Funding Period, except that it directs the Agent to apply to repayment of a maturing Segment the proceeds of any new Segment of the Cash Advance Facility drawn or to be drawn on that date.

INTEREST

     9.3 Interest in the fixed sum of A$3,500,000 per annum is payable by the Borrower on the Cash Advance Facility. The Borrower shall pay Interest monthly in arrears in equal instalments on the day which is 30 days after the last day of each Funding Period.

PREPARATION OF RELIQUEFICATION BILLS

     9.4 The Borrower irrevocably and for valuable consideration authorises each Participant (at the option of the Participant) from time to time:

          (a) to prepare Reliquefication Bills in relation to a Segment of the Cash Advance Facility; and

          (b) by its Authorised Officer, to sign them as drawer, endorser and/or acceptor in the name of and on behalf of the Borrower.

REQUIREMENTS OF RELIQUEFICATION BILLS

     9.5 (a) The total face amount of Reliquefication Bills prepared by any Participant and outstanding in relation to any Segment must not at any time exceed:

               (i) that Participant's Share of the principal amount of that Segment; plus

               (ii) the total interest which has accrued or will accrue on that
                    Share during the relevant Funding Period.

          (b) Reliquefication Bills must mature on or before the last day of the relevant Funding Period or as agreed by the Agent.

DEALING WITH RELIQUEFICATION BILLS

     9.6 Each Participant may realise or deal with any Reliquefication Bill prepared by it as it thinks fit.

INDEMNITY

     9.7 (a) Each Participant shall indemnify the Borrower on demand against all liabilities, costs and expenses incurred by the Borrower by reason of it being a party to a Reliquefication Bill prepared by that Participant.

          (b) Paragraph (a) does not affect any obligation of the Borrower under this Agreement. In particular the obligation of the Borrower to pay any principal, interest or other moneys under this Agreement is absolute and unconditional. It is not in any way affected by any liability of a Participant, contingent or otherwise, under this indemnity.

          (c) If a Reliquefication Bill is presented to the Borrower and the Borrower discharges it by payment, the amount of that payment will be taken to have been applied against the moneys outstanding under this Agreement to that Participant.

STAMP DUTY ON RELIQUEFICATION BILLS

     9.8 Each Participant shall pay any stamp duty on Reliquefication Bills requested by it.

10   LETTER OF CREDIT FACILITY

ISSUE OF LETTERS OF CREDIT

     10.1 Subject to this Agreement, whenever the Borrower gives a Drawdown Notice requesting a Letter of Credit:

          (a)  the Agent shall promptly notify the Participants;

          (b) by 11.00 am (Sydney time) on the second Business Day before each Drawdown Date each Participant shall authorise the Agent to execute and issue on its behalf the Letter of Credit or Letters of Credit requested in the relevant Drawdown Notice or such other time as the Agent agrees;

          (c) that authorisation must be substantially in the form of annexure C and must be given by tested telex or other means acceptable to the Agent; and

          (d) if it receives those authorisations, on that Drawdown Date the Agent shall issue the Letter of Credit or Letters of Credit on behalf of the Participants in their respective Shares.

FORM

     10.2 Each Letter of Credit must be substantially in the form of annexure D or in any other form agreed by the Agent, the Borrower and the Participants.

NUMBER

     10.3 No more than three (or such greater number as may be agreed between the Borrower and the Agent acting on the instructions of the Majority Participants) Letters of Credit may be outstanding under this Agreement at any one time.

EXPIRY DATE

     10.4 Each Letter of Credit will expire on the day specified in the relevant Drawdown Notice, which day must be no later than:

          (a) where relevant, within 14 days after the final maturity date of the relevant Secured Financing; and

          (b)  the last day of the Availability Period for the LC Facility.

AMOUNT

     10.5 The principal amount of any Letter of Credit must be a minimum of $100,000 and must not cause a breach of the limit in clause 2.1 and, in the case of a Letter of Credit which secures Secured Financing, must not exceed the maximum liability of the Borrower for repayment of principal under that Secured Financing.

SECURED FINANCING

     10.6 (a) The Borrower shall ensure that it is a term of any Secured Financing that at any time after a declaration by the Agent under clause 16.2(a) all money owing under that Secured Financing (whether actually or contingently) will be immediately due and payable upon written request by the Agent (acting on the instructions of the Majority Participants) to the Beneficiary.

          (b) The Borrower must advise the Agent of the terms and conditions of the Secured Financing.

PARTICIPANT AS BENEFICIARY

     10.7 A Participant may be a Beneficiary of a Letter of Credit. In that case, when demand is made by it under the Letter of Credit, it will be deemed to have made a payment equal to its Share of the amount of the demand.

AGENT'S AUTHORITY

     10.8 Each Participant irrevocably authorises the Agent to execute and issue Letters of Credit on its behalf and in its name in accordance with this clause. The Agent may rely on any tested telex or other communication that it believes genuine.

NOTIFICATION OF ISSUE

     10.9 The Agent shall promptly inform the other Participants of the issue of any Letter of Credit.

DRAWINGS PROCEDURE

     10.10 (a) The Agent shall give each Participant prompt notice of any claim under any Letter of Credit. That notice will include or have attached the form of the claim and its annexures and specify the amount claimed from that Participant.

          (b) Each Participant shall pay the Agent the amount payable by that Participant under the Letter of Credit as soon as practicable and no later than the next Business Day.

RECOVERY BY AGENT

     10.11 (a) Unless it has received notice to the contrary, the Agent may assume that each Participant will pay the full amount payable by it under clause 10.10(b). In reliance on that assumption it may pay that amount to the Beneficiary under the Letter of Credit. It need not do so.

          (b)  If that amount is paid by the Agent but is not paid by the
               Participant:

               (i) the Agent may recover it from the Participant with interest, which will accrue at the rate determined by the Agent, in accordance with its usual practice, as the rate for advances of similar duration and amount to banks and financial institutions of the standing of the Participant; and

               (ii) so long as and to the extent that it is not paid by the
                    Participant the Agent may recover it from the Borrower under clause 10.13 as if it were a Participant and the relevant amount had been paid by it as a Participant under the Letter of Credit.

               The Agent may make simultaneous claims under sub-paragraphs (i) and (ii) but, with the exception of accrued interest, amounts paid under one will commensurately reduce the amount payable under the other.

PAYMENT OF SECURED FINANCINGS BY GROUP MEMBER

     10.12 The Group Members shall pay all principal, interest and other amounts when due and payable under or in relation to each Secured Financing.

INDEMNITY

     10.13 (a) (PAYMENT) On demand the Borrower shall pay to the Agent in the currency of the relevant Letter of Credit for the account of each Participant all amounts paid or required to be paid by that Participant under any Letter of Credit together with interest from the date of payment under the Letter of Credit calculated as specified in clause 18.

          (b) (GENERAL INDEMNITY) On demand the Borrower shall indemnify each Participant and the Agent against any loss, cost, charge, liability or expense sustained or incurred in relation to any Letter of Credit or as a direct or indirect consequence of any claim made or purported to be made under any Letter of Credit, or anything done by any person who is, or claims to be, entitled to the benefit of a Letter of Credit, other than any loss, cost, charge, liability or expense sustained or incurred by or because of the wilful misconduct or gross negligence of the Agent or any Participant.

OBLIGATIONS UNCONDITIONAL

    10.14 The Borrower's obligations under clause 10.13 are absolute and unconditional. They will not be subject to any reduction, termination or other impairment by any set-off, deduction, abatement, counterclaim, agreement, defence, suspension, deferment or otherwise and the Borrower will not be released, relieved or discharged from any obligations under this Agreement, nor will such obligations be prejudiced or affected, for any reason including without limitation:

          (a) any falsity, inaccuracy, insufficiency or forgery of or in any demand, certificate or declaration or other document which on its face purports to be signed or authorised pursuant to a Letter of Credit;

          (b) any failure by any Participant or the Agent to enquire whether any cable or telex has been inaccurately transmitted or received for any cause or has been sent by an unauthorised person;

          (c) the impossibility or illegality of performance of or any invalidity of or affecting any Transaction Document, any Secured Financing or any Letter of Credit or any other agreement;

          (d) any act of any Governmental Agency or arbitrator, including any law, judgment, decree or order at any time in effect in any jurisdiction affecting any of the terms of any Transaction Document, any Secured Financing or any other document delivered pursuant to any Transaction Document;

          (e) any failure to obtain any Authorisation necessary or appropriate in connection with this Agreement; or

          (f) any time, waiver or other indulgence granted by any Participant or the Agent,

          except to the extent arising from the wilful misconduct or gross negligence of the Agent or any Participant. Neither the Agent nor the Participants are liable or under any duty to enquire in respect of any of the matters mentioned in the above paragraphs.

INDEMNITY FROM PARTICIPANTS TO AGENT

    10.15 Each Participant shall indemnify the Agent (in that capacity only) rateable in accordance with its respective Commitment for any loss, cost, charge, liability or expense the Agent may sustain or incur in relation to or as a direct or indirect consequence of the issue of a Letter of Credit on that Participant's behalf except to the extent arising from the wilful misconduct, fraud or gross negligence of the Agent.

11   PAYMENTS

MANNER

     11.1 The Borrower and each Guarantor shall make all payments under any Transaction Document in Same Day Funds by 11 am (Sydney time) on the due date to the address for service of notices of the Agent, or to the account specified by the Agent from time to time in respect of that currency, without set-off or counterclaim and without deduction or withholding, whether on account of Taxes (other than any Excluded Tax) or otherwise.

PAYMENT TO BE MADE ON BUSINESS DAY

     11.2 Whenever any payment becomes due on a day which is not a Business Day, the due date will be the next Business Day in the same calendar month or, if none, the preceding Business Day.

DISTRIBUTION BY AGENT

     11.3 Unless any Transaction Document expressly provides otherwise, the Agent shall promptly distribute amounts received under any Transaction Document for the account of the Participants rateably among them and in like funds as they are received by the Agent. To make any distribution the Agent may buy and sell currencies in accordance with its normal procedures.

APPROPRIATION WHERE INSUFFICIENT MONEYS AVAILABLE

     11.4 Where amounts required to be distributed by the Agent under clause
          11.3 on any day are not sufficient to make all the payments required, those amounts will be appropriated between principal, interest and other amounts then payable as the Agent determines. This appropriation will override any appropriation made by the Borrower. Without limitation the Agent may appropriate amounts first in payment of amounts payable to it by way of indemnity or reimbursement.

UNANTICIPATED DEFAULT

     11.5 (a) (ASSUMPTION AS TO PAYMENT) The Agent may assume that a party ("PAYER") due to make a payment for the account of another party ("RECIPIENT") makes that payment when due unless the Payer notifies the Agent at least one Business Day before the due date that the Payer will not be making the payment.

          (b) (RELIANCE ON ASSUMPTION) In reliance on that assumption, the Agent may make available to the Recipient on the due date an amount equal to the assumed payment.

          (c) (RECOUPMENT) If the Payer does not in fact make the assumed payment, the Recipient shall repay the Agent the amount on demand. The Payer will still remain liable to make the assumed payment, but until the Recipient does repay the amount, the Payer's liability will be to the Agent in the Agent's own right.

          (d) (INTEREST) If the Payer is the Borrower or a Guarantor any interest on the amount of the assumed payment accruing before recovery will belong to the Agent. If the Payer is a Participant that Participant shall pay interest on the amount of the assumed payment at the rate determined by the Agent, in line with its usual practice, for advances of similar duration to financial institutions of the standing of the Participant.

ROUNDING

     11.6 In making any allocation or appropriation under any Transaction Document the Agent may round amounts to the nearest dollar.

WITHHOLDING TAX

     11.7 Each of the parties acknowledge that if a law requires the Borrower to withhold or deduct Taxes from a payment in respect of interest by the Borrower to the Agent for and on behalf of Credit Lyonnais S.A. ("RELEVANT PAYMENT"), the Borrower:

          (a) agrees to increase the amount payable to the Agent with respect to the Relevant Payment by an amount equal to two-thirds of the amount of withholding or deduction in respect of Taxes in relation to that Relevant Payment;

          (b)  must make the deduction for Tax; and

          (c) must pay the full amount deducted to the relevant authority in accordance with applicable law and deliver the original receipts to the Agent.

     11.8 Each of the parties agree that the operation of clause 11.3 is varied where the Agent receives an amount from the Borrower under clause 11.7(a) ("RELEVANT AMOUNT"). If the Agent receives the Relevant Amount, the Agent must pay:

          (a)  the Relevant Amount to Credit Lyonnais S.A.; and

          (b) the balance of the amount paid by the Borrower to the other Participants in accordance with clause 11.3.

12   CHANGES IN LAW

INCREASED COSTS

     12.1 Whenever any Indemnified Party determines that:

          (a) the effective cost to the Indemnified Party of making, funding or maintaining any Segment, any Letter of Credit or its Commitment is increased in any way;

          (b) any amount paid or payable to the Indemnified Party or received or receivable by the Indemnified Party, or the effective return to the Indemnified Party or any of its holding companies, under or in respect of any Transaction Document is reduced in any way;

          (c) the return of the Indemnified Party or any of its holding companies on the capital which is or becomes directly or indirectly allocated by the Indemnified Party or the holding company to any Segment, any Letter of Credit or its Commitment is reduced in any way; or

          (d) insofar as any relevant law, official directive or request relates to or affects its Commitment, any Segment, any Letter of Credit or the Transaction Documents, the overall return on capital of the Indemnified Party or any of its holding companies is reduced in any way, as a result of any change in, any making of, or any change in the interpretation or application by any Governmental Agency of, or compliance with, any law, official directive or request, then:

          (e) that Indemnified Party will use reasonable endeavours to notify the Borrower promptly of any event which it reasonably believes is likely to have the above effect;

          (f) (when it has calculated the effect of the above and the amount to be charged to the Borrower under this clause) that Indemnified Party shall promptly notify the Borrower of those calculations (with reasonable details of calculations on request by the Borrower); and

          (g) on demand from time to time the Borrower shall pay for the account of the Indemnified Party the amount certified by an Authorised Officer of the Indemnified Party to be necessary to compensate the Indemnified Party or the relevant holding company (as the case may be) for the increased cost or the reduction. That certificate is conclusive.

          Without limiting the above in any way, this clause applies:

          (h) to any law, official directive or request with respect to Taxation except an Excluded Tax or on reserve, liquidity, capital adequacy, special deposit or similar requirements;

          (i) to official directives or requests which do not have the force of law where it is the practice of responsible bankers or financial institutions in the country concerned to comply with them; and

          (j) where the increased cost or the reduction arises because the relevant Indemnified Party or any of its holding companies is restricted in its capacity to enter other transactions, is required to make a payment, or forgoes or earns reduced interest or other return on any capital or on any sum calculated by reference in any way to the amount of any Segment, any Letter of Credit, its Commitment or to any other amount paid or payable or received or receivable under any Transaction Document or allocates capital to any such sum.

MINIMISATION

     12.2 (a) (NO DEFENCE) It will not be a defence that any cost, reduction or payment referred to in this clause could have been avoided.

          (b) (NEGOTIATION) At the request of the Borrower the Agent and any relevant Participant shall negotiate in good faith with the Borrower with a view to finding a way of minimising any cost, reduction or payment or the effect of any unlawfulness or impracticability referred to in clause 12.5.

SURVIVAL OF OBLIGATIONS

     12.3 This clause survives the repayment of any relevant Segment, Letter of Credit or Principal Outstanding and the termination of this Agreement.

PREPAYMENT ON INCREASED COSTS

     12.4 (a) Within 60 days after the Borrower receives a notice under clause 12.1(e), the Borrower may notify the relevant Participant through the Agent that it wishes to prepay the Participant's participation in any Segment affected or cancel any Letter of Credit affected (if that Letter of Credit has not been drawn on).

          (b) The notification will be irrevocable. In the case of the Cash Advance Facility, the Borrower shall prepay in accordance with it on the last day of the relevant Funding Period or Funding Periods current when the notification is given. In the case of the LC Facility, the Borrower shall procure the release and return of the relevant Letter of Credit by the Beneficiary to the Agent and if that Letter of Credit has not been drawn on, the Agent will cancel it.

ILLEGALITY

     12.5 If the making of, or a change in the interpretation or application by any Governmental Agency of, any law or treaty makes it unlawful or impracticable for any Participant to make, fund or maintain the advances or accommodation required under this Agreement:

          (a) that Participant may terminate its Commitment by notice to the Borrower;

          (b) if required by the law or treaty, or if necessary to prevent or remedy a breach of the law or treaty, the Borrower shall:

               (i) in the case of the Cash Advance Facility, prepay that Participant's participation in the Principal Outstanding; or

               (ii) in the case of a Letter of Credit, the Borrower will procure the cancellation and return to the Agent of the relevant Letter of Credit and pay to the Agent for the account of the Participants the total face amount of any relevant outstanding Letters of Credit, together with all interest, fees and other amounts payable to that Participant under this Agreement, on the date which is the earlier of:

              (iii) 10 Business Days after the Borrower became aware of the requirement to repay; and

               (iv) the last day permitted under the relevant law or treaty; and

          (c) the Borrower (if relevant) procure the cancellation and return of the relevant Letter of Credit and shall make the prepayment immediately or, if in the opinion of the relevant Participant delay in prepayment is permitted by the law or treaty, or will not cause a breach of the law or treaty, on the latest permitted day.

13   CONDITIONS PRECEDENT

          The obligations of each Participant or the Agent to make available each Segment or any Letter of Credit are subject to the further conditions precedent that:

          (a) (REPRESENTATIONS TRUE) the representations and warranties by the Borrower and each Guarantor in the Transaction Documents are true as at the date of the relevant Drawdown Notice and the relevant Drawdown Date as though they had been made at that date in respect of the facts and circumstances then subsisting;

          (b)  (NO DEFAULT)

               (i) no Event of Default is subsisting at the date of the relevant Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Segment or amount; and

               (ii) in the case of a Drawdown Notice, no Potential Event of
                    Default is subsisting at the date of the Drawdown Notice and the relevant Drawdown Date or will result from the provision of the Segment or amount;

          (c) (AUTHORISATION) all necessary Authorisations for the provision of that Segment or amount have been obtained; and

          (d) (MATERIAL ADVERSE CHANGE) there has been no change in the financial condition of the Relevant Companies or the Business which, in the reasonable opinion of the Agent acting on the instructions of the Majority Participants, may have a Material Adverse Effect.

14   REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES

     14.1 The Borrower and each Guarantor makes the following representations and warranties:

          (a) (STATUS) It is a corporation validly existing under the laws of the place of its incorporation specified in this Agreement.

          (b) (POWER) It has the power to enter into and perform its obligations under the Transaction Documents to which it is expressed to be a party, to carry out the transactions contemplated by those documents and to carry on its business as now conducted or contemplated.

          (c) (CORPORATE AUTHORISATIONS) It has taken all necessary corporate action to authorise the entry into and performance of the Transaction Documents to which it is expressed to be a party, and to carry out the transactions contemplated by those documents.

          (d) (DOCUMENTS BINDING) Subject to general principles of equity and laws affecting creditors' rights generally:

               (i) each Transaction Document to which it is expressed to be a party is its valid and binding obligation enforceable in accordance with its terms, subject to any necessary stamping and registration; and

               (ii) subject to the relevant assumptions and qualifications made in the legal opinions referred to in clause 3.1(e) of the Amending and Restatement Deed, each Charge and any Collateral Security is valid security over the Mortgaged Property with the priority stated.

          (e) (TRANSACTIONS PERMITTED) The execution and performance by it of the Transaction Documents to which it is expressed to be a party and each transaction contemplated under those documents did not and will not violate in any material respect a provision of:

               (i) a law or treaty or a judgment, ruling, order or decree of a Governmental Agency binding on it;

               (ii) its memorandum or articles of association or other
                    constituent documents; or

              (iii) any other document or agreement which is binding on it or its assets,

               and, except as provided by the Transaction Documents, did not and will not:

               (iv) create or impose a Security Interest on any of its assets;
                    or

               (v) allow a person to accelerate or cancel an obligation with respect to Financial Indebtedness or Leases, or constitute an event of default, cancellation event, prepayment event or similar event (whatever called) under an agreement relating to Financial Indebtedness, whether immediately or after notice or lapse of time or both.

          (f)  (ACCOUNTS)

               (i) Its most recent consolidated and unconsolidated audited Accounts give a true and fair view of the matters with which they deal.

               (ii) There has been no subsequent change in its and its
                    Subsidiaries' state of affairs which is likely to have a Material Adverse Effect.

              (iii) Those Accounts are prepared consistently with past practice of the Group and comply with current accounting practice except to the extent disclosed in them and with all applicable laws.

               (iv) All material Financial Indebtedness, Leases and other material contingent liabilities are disclosed in those Accounts.

               (v) No Relevant Company has executed a Guarantee for the purpose of obtaining an order under section 313 of the Corporations Law or an equivalent provision or for the purpose of complying with any such order.

          (g) (NO LITIGATION) To the best of its knowledge, information and belief no litigation, arbitration, Tax claim, dispute or administrative or other proceeding is current or pending or, to its knowledge, threatened, which if adversely determined is likely to have a Material Adverse Effect.

          (h)  (NO DEFAULT)

               (i) It is not and none of its Subsidiaries is in material default under a document or agreement (including an Authorisation) binding on it or its assets which relates to Financial Indebtedness or is material.

               (ii) Nothing has occurred which constitutes an event of default, cancellation event, prepayment event or similar event (whatever called) under those documents or agreements, whether immediately or after notice or lapse of time or both, and which is subsisting.

          (i) (AUTHORISATIONS) Each Authorisation which is required in relation to:

               (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

               (ii) the validity and enforceability of those documents and the effectiveness or priority of the Charge or any Collateral Security; and

              (iii) its business as now conducted or contemplated and which is material (including, without limitation, under Environmental
                    Law),

               has been obtained or effected. Each is in full force and effect. It has complied with each of them. It has paid all applicable fees for each of them.

          (j) (NO MISREPRESENTATION) All information provided by it to the Agent and the Participants is true in all material respects at the date of this Agreement or, if later, when provided. Neither that information nor its conduct and the conduct of anyone on its behalf in relation to the transactions contemplated by the Transaction Documents, was or is materially misleading, by omission or otherwise.

          (k) (AGREEMENTS DISCLOSED) Each document or agreement which is material to the Transaction Documents or the ability of a Relevant Company to perform its obligations under a Transaction Document, or which has the effect of varying a Transaction Document, has been disclosed to the Agent in writing.

          (l) (COPIES OF DOCUMENTS) All copies of documents (including its latest audited Accounts and all Authorisations) given by it or on its behalf to the Agent are true and complete copies. Those documents are in full force and effect.

          (m)  (TITLE AND FINANCIAL INDEBTEDNESS)

               (i) It is the sole beneficial owner of the Mortgaged Property purported to be charged or mortgaged by it and all material assets included in its latest audited Accounts free of any other third party right or interest whatever other than as permitted by clause 15.1(f).

               (ii) None of its or its Subsidiaries' assets is subject to a
                    Security Interest which is not permitted by clause 15.1(f).

          (n) (LAW) It and each of its Subsidiaries has complied with all laws (including any Environmental Law) binding on it where breach may have a Material Adverse Effect.

          (o) (ENVIRONMENTAL LAW) No act or omission has occurred and there is no circumstance relating to the Mortgaged Property or its business or the assets or business of any of its Subsidiaries, or the Business, which has given rise or may give rise to:

               (i)  a substantial claim against it or any of its Subsidiaries;

               (ii) a requirement of substantial expenditure by it or any of its
                    Subsidiaries; or

              (iii) a requirement that it or any of its Subsidiaries ceases or substantially alters an activity,

                    under Environmental Law to the best of the knowledge, information and belief of the Borrower and each Guarantor.

                    Without limitation none of its assets is contaminated, all assets are within applicable environmental standards and all emissions and discharges are within standards or limits imposed by all relevant laws and Authorisations.

          (p) (TRUST) It does not hold any assets as the trustee of any trust other than:

               (i) any implied, constructive or resulting trust which arises as part of the ordinary course of its business; and

               (ii) any superannuation trust which has been notified to the
                    Agent.

          (q)  (CORPORATE TREE)

               (i)  ABN is the beneficial owner of all issued shares in ABNAH.

               (ii) ABNAH is the beneficial owner of all issued shares in the
                    Borrower.

              (iii) The Borrower is the sole beneficial owner of all shares in the Holding Subsidiary and ABP.

               (iv) The Holding Subsidiary is the sole beneficial owner of all shares in American Banknote Australasia Pty Limited and American Banknote New Zealand Limited.

          (r) (SUBSIDIARIES) It has no Subsidiaries at the date of this Agreement except for any Guarantor and as disclosed in paragraph
               (q) and shown in annexure G.

          (s) (FINANCIAL INDEBTEDNESS) At the date of this Agreement it has no Financial Indebtedness except as disclosed in annexure E.

          (t) (TAXES) It has punctually paid all Taxes owing by it other than Taxes which are being contested in good faith.

          (u) (SOLVENCY) As a consequence of entering into the Amending and Restatement Deed, there are no reasonable grounds to suspect that it is unable to pay its debts existing at the Amendment Date (including using the proceeds of other financial accommodation) as and when they become due and payable.

RELIANCE ON REPRESENTATIONS AND WARRANTIES

     14.2 The Borrower and each Guarantor acknowledges that the Agent and the Participants have entered the Transaction Documents in reliance on the representations and warranties in this clause.

REPETITION FOR GUARANTORS

     14.3 On the accession of any Guarantor under clause 33, the representations and warranties in clause 14.1 (other than (s)) will automatically be repeated in relation to that Guarantor by that Guarantor.

15   UNDERTAKINGS

GENERAL UNDERTAKINGS

     15.1 The Borrower and each Guarantor undertakes to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

          (a) (CORPORATE REPORTING AND INFORMATION) It will provide to the Agent in sufficient copies for the Participants:

               (i) (ANNUAL ACCOUNTS) as soon as practicable (but no later than 125 days) after the close of each of its financial years copies of its consolidated and unconsolidated audited Accounts in respect of that financial year including balance sheets, cashflow and profit and loss statements (or such later period with the consent of the Agent such consent not to be unreasonably withheld where the Borrower has been given an extension of time to file its annual Accounts with the relevant Governmental Agency). The parties acknowledge that the Borrower will provide copies of the annual Accounts for the year ended 31 December 2000 to the Agent on or before the date which is 30 days after the Effective Date;

               (ii) (HALF YEARLY REPORTS) as soon as practicable (but within 30 days after the end of the first 6 months of each financial year) copies of its consolidated and unconsolidated half yearly financial reports including balance sheets, cashflow and profit and loss statements and summary of cash flow and adjusted forward cash flow for the next quarter;

              (iii) (BUDGET) by 15 January of each year, a budget for the Group for the next financial year including an amount set out as capital expenditure (if any), approved by the directors of the Borrower;

               (iv) (NARRATIVE) if a line item in any annual Account provided under sub-paragraph (i) or quarterly report provided under sub-paragraph (ii) varies by 10% or more from the same line item in the relevant budget provided under sub-paragraph
                    (iii), a narrative explaining the reason for that variance;

               (v) (RATIOS) at the time it provides the Accounts referred to in sub-paragraphs (i) and (ii) a certificate signed by the managing director and chief financial officer of the Borrower at that time which certifies whether in their opinion the Group Members have complied with the financial undertakings in clause 15.3 and which details:

                    (A) the figures and calculations supporting the certificate; and

                    (B) any past breaches of those undertakings not already notified and, if applicable, how they were remedied;

               (vi) (DOCUMENTS ISSUED TO SHAREHOLDERS) promptly, all documents which applicable law requires it to issue to its shareholders, debenture holders or holders of other Marketable Securities issued by it;

              (vii) (LITIGATION) promptly, written particulars of any
                    litigation, arbitration, Tax claim, dispute or administrative or other proceeding in relation to the Mortgaged Property or it or its Subsidiaries involving a claim exceeding $500,000 or its equivalent other than a claim for worker's compensation;

             (viii) (GOVERNMENTAL AGENCY) promptly, any notice, order or material correspondence from or with a Governmental Agency relating to the Mortgaged Property or its use or the Business which may have a Material Adverse Effect;

               (ix) (MONTHLY REPORTS) within 14 Business Days after the end of each month, monthly management accounts including:

                    (A)  financial covenant calculations;

                    (B)  balance sheet;

                    (C)  profit and loss statement;

                    (D)  cashflow statement; and

                    (E)  an executive summary:

                         (aa) comparing the monthly financial results to the
                              Cash Flow Projections (including an explanation of any material variances); and

                         (ab) detailing the progress made in achieving targets
                              set out in the Profit Improvement Plan and the Four Zero Based Projects;

               (x) (OTHER INFORMATION) promptly, any other information in relation to the Mortgaged Property or its or its Subsidiaries' financial condition or business which the Agent may reasonably request; and

               (xi) (QUARTERLY RESULTS) no later than 14 Business Days after a
                    Quarterly Date (or such other time as agreed by the Borrower and the Agent), the Borrower will provide to the Agent a copy of the operating forecast for the current calendar quarter and a copy of the operating results for the immediately preceding calendar quarter.

          (b) (ACCOUNTING PRINCIPLES) It will ensure that the Accounts provided to the Agent under paragraph (a):

               (i) comply with current accounting practice except to the extent disclosed in them and with all applicable laws; and

               (ii) give a true and fair view of the matters with which they deal.

          (c) (AUTHORISATIONS) It will ensure that each Authorisation required for:

               (i) the execution, delivery and performance by it of the Transaction Documents to which it is expressed to be a party and the transactions contemplated by those documents;

               (ii) the validity and enforceability of those documents and the effectiveness and priority of the Charge or any Collateral Security; and

              (iii) the carrying on by it and its Subsidiaries of its and the
                    Business as now conducted or contemplated (including under Environmental Law),

               is obtained and promptly renewed and maintained in full force and effect. It will pay all applicable fees for them. It will provide copies promptly to the Agent when they are obtained or renewed upon the request of the Agent.

          (d) (NOTICE TO AGENT) It will notify the Agent as soon as it becomes aware of:

               (i)  any Event of Default or Potential Event of Default;

               (ii) any proposal by a Governmental Agency to acquire
                    compulsorily any of the Mortgaged Property or the whole or a substantial part of its or any of its Subsidiaries' assets or business;

              (iii) any substantial dispute between it or any of its
                    Subsidiaries and a Governmental Agency;

               (iv) any change in its Authorised Officers, giving specimen signatures of any new Authorised Officer appointed, and, where requested by the Agent, evidence satisfactory to the Agent of the authority of any Authorised Officer;

               (v)  any change in its senior management; and

               (vi) any representation given under clause 14 that is incorrect or misleading when made or repeated.

          (e) (DISPOSAL OF ASSETS) It will not sell or otherwise dispose of, part with possession of, or create an interest in, any of the Mortgaged Property or all or a substantial part of its assets or agree or attempt to do so (whether in one or more related or unrelated transactions) except (and in the case of the Mortgaged Property, subject to the Charge and any Collateral Security):

               (i)  as permitted by paragraph (f);

               (ii) disposals of assets in exchange for other assets comparable in value (other than a factoring on recourse terms or a sale and Lease back or similar transaction); and

              (iii) disposals in the ordinary course of day-to-day trading at arm's length for valuable commercial consideration of:

                    (A)  stock in trade; or

                    (B) any other single asset having a book value less than or equal to $500,000 or where total net book value of that asset and all such other assets of the Group so disposed of in any calendar year does not exceed $1,500,000.

               Where a Subsidiary issues shares and its holding company does not acquire all the shares, or (as the case may be) a rateable portion of those shares according to its then shareholding, the holding company will be taken to have disposed of the shares it does not acquire.

          (f) (NEGATIVE PLEDGE) It will not create or allow to exist a Security Interest over its assets other than:

               (i)  the Charge or any Collateral Security;

               (ii) a lien arising by operation of law in the ordinary course of day-to-day trading and not securing Financial Indebtedness where it duly pays the indebtedness secured by that lien other than indebtedness contested in good faith; and

              (iii) a right of set off arising out of a banker/customer
                    relationship or implied by operation of law arising in the ordinary course of its business.

          (g) (SECURITY DEPOSIT) It will not deposit or lend money on terms that it will not be repaid until its or another person's obligations or indebtedness are performed or discharged. It will not deposit money with or lend money to a person (other than an Indemnified Party) to whom it is, or is likely to become, actually or contingently indebted except with a bank or other financial institution in the ordinary course of its business.

          (h) (TITLE RETENTION) It will not enter into an agreement with respect to the acquisition of assets on title retention terms except in the ordinary course of day-to-day trading.

          (i) (SALE AND LEASE BACK) It will not sell or otherwise dispose of any of its assets (other than Permitted Sale Assets) to a person where, under the terms of that sale or disposal, or under a related transaction, that asset is or may be Leased to a Relevant Company or its Associate.

          (j) (PARTNERSHIP AND JOINT VENTURES) Without the Agent's prior written consent (such consent not to be unreasonably withheld), it will not enter into a partnership or joint venture with another person if the aggregate investment of the Group Members in, or the amount of any contractual undertaking of liability in any partnership or joint venture at the relevant date is, or would upon entering into that partnership or joint venture be, greater than $3,000,000.

          (k) (CORPORATE EXISTENCE) It will do everything necessary to maintain its corporate existence in good standing. It will not transfer its jurisdiction of incorporation or enter any merger or consolidation.

          (l) (COMPLIANCE WITH LAW) It will comply fully with all laws binding on it where non-compliance is reasonably likely to have a Material Adverse Effect.

          (m)  (PAY TAXES) It will pay all Taxes payable by it when due, but:

               (i) it need not pay Taxes for which it has set aside sufficient reserves and which are being contested in good faith, except where failure to pay those Taxes may have a Material Adverse Effect; and

               (ii) it will pay contested Taxes which it is liable to pay on the final determination or settlement of the contest.

          (n)  (COMMERCIAL DEALINGS)

               (i) It will not deal in any way with any person except at arms' length in the ordinary course of business for valuable commercial consideration.

               (ii) It will obtain a fair market rent or licence fee for any
                    Lease granted by it in respect of any Mortgaged Property.

              (iii) It will ensure that all sales by a Relevant Company of its products are made on terms that not more than six months' credit after delivery is granted for the purchase price.

          (o) (DISTRIBUTIONS) It will not declare or make or carry into effect any Distribution (whether in cash or in kind and whether out of capital, profits, surplus or reserves) (other than a Distribution made to the Borrower or a Guarantor) in any period.

          (p)  (FINANCIAL ASSISTANCE) It will not:

               (i) advance money or make available financial accommodation to or for the benefit of; or

               (ii) give a Guarantee or Security Interest in connection with an obligation or liability of,

               any person, but it may:

              (iii) deposit funds with a bank in the ordinary course of its business unless it owes Financial Indebtedness to that bank and the bank is not an Indemnified Party or a Beneficiary; and

               (iv) issue performance Guarantees with respect to the obligations of other Group Members in the ordinary course of business where the aggregate maximum liability under all such Guarantees given by Group Members outstanding at any time does not exceed $3,000,000;

               (v) allow its customers to acquire goods and services on extended terms in the ordinary course of trading;

               (vi) enter into foreign exchange and interest rate hedging arrangements in good faith on normal commercial terms at arm's length in the ordinary course of business and meet margin requirements under those arrangements;

              (vii) enter into the Transaction Documents; and

             (viii) advance money or make available financial accommodation to or for the benefit of the Borrower or a Guarantor.

          (q) (BUSINESS CONDUCT) It will carry on and conduct its business in a proper and efficient manner. It will not cease or materially change its business or the Business. It will not, and will ensure that each Relevant Company will not, take action whether by acquisition or otherwise which alone or in aggregate would materially alter the nature of the Business or the business of the Group taken as a whole.

          (r) (FINANCIAL INDEBTEDNESS) It will not incur any Financial Indebtedness except:

               (i)  under the Transaction Documents;

               (ii) to any person who has given a Satisfactory Charge;

              (iii) Secured Financing;

               (iv) if that Financial Indebtedness is unsecured and, after it incurs that Financial Indebtedness, the aggregate unsecured Financial Indebtedness of the Group would not exceed $500,000; or

               (v) to a person who has entered into foreign exchange or interest rate hedging agreements referred to in paragraph
                    (p)(vi).

               For the avoidance of doubt, the Borrower and each Guarantor is permitted to enter into finance and operating leases in the ordinary course of business.

          (s)  (SUBSIDIARIES)

               (i) It will not create or acquire a Subsidiary unless at the time of becoming a Subsidiary the Subsidiary becomes a Guarantor pursuant to clause 33 and gives a Satisfactory Charge.

               (ii) It will ensure that each of its Subsidiaries complies with paragraphs (b) and (e) to (w) inclusive as if binding on each of them and as if references to IT were to the Subsidiary.

          (t) (RATIFICATION) As shareholder of any Relevant Company, it ratifies and confirms the execution, delivery and performance by each Relevant Company of each Transaction Document. It will be taken to have ratified and confirmed the execution, delivery and performance of each Satisfactory Charge and each Guarantor Accession Deed to which any entity of which it is a shareholder is at any time expressed to be party.

          (u) (ACQUISITIONS) It will not acquire or establish any business or acquire any shares in any person other than a Relevant Company.

          (v)  (CAPITAL EXPENDITURE) It will not incur capital expenditure:

               (i) during the financial year ending 31 December 2001, in excess of A$5,000,000;

               (ii) during the financial year ending 31 December 2002, in excess of A$6,500,000; and

              (iii) during any other financial year, in excess of 130% of the actual capital expenditure incurred in the immediately preceding financial year,

               without the approval of the Agent such approval not to be unreasonably withheld. If the Agent does not respond to a request for additional capital expenditure within 30 days of the request being received by the Agent, the Agent's consent will be deemed to have been given.

          (w) (JOINT VENTURE NOTICES) It will provide to the Agent any copies of material notices that are received in relation to the JV.

          (x) (SENIOR MANAGEMENT EMPLOYMENT CONTRACTS) It must enter into an employment contract with David Head to act as chief executive officer The Borrower will notify the Agent of the employment of any other key executives.

               If David Head resigns, chooses not to renew his contract or becomes unable to carry out the role due to death or disability ("CEO EVENT"), the Borrower will:

                    (A)  immediately notify the Agent of the CEO Event; and

                    (B) use all reasonable efforts to appoint a successor chief executive officer within 6 months of the CEO Event (or such longer period with the consent of the Agent such consent not to be unreasonably withheld) and such chief executive officer to be approved by the Majority Participants (acting reasonably).

          (y) (CHAPTER 11 MATTERS) The Borrower will undertake to provide the Agent with a monthly update on the status of the US Bankruptcy Court proceedings under Chapter 11 of the United States Bankruptcy Code relating to ABN.

UNDERTAKINGS RELATING TO MORTGAGED PROPERTY

     15.2 The Borrower and each Guarantor undertakes to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents otherwise.

          (a)  (PAY OUTGOINGS)

               (i) Subject to sub-paragraph (ii), it will promptly pay all outgoings payable by it in respect of the Mortgaged Property (including rent royalties and Taxes).

               (ii) It need not pay outgoings which are being contested in good faith except where failure to pay may have a Material Adverse Effect.

              (iii) It will pay contested outgoings which it is liable to pay on the final determination or settlement of the contest.

               (iv) On request by the Agent it will immediately provide to the
                    Agent evidence of every payment covered by this undertaking.

          (b)  (MAINTENANCE)

               (i) It will maintain the Mortgaged Property in a good state of repair and in good working order and condition.

               (ii) On being reasonably required to do so by the Agent it will immediately amend every material defect in the repair and condition of the Mortgaged Property (fair wear and tear excepted).

          (c)  (INSURANCE)

               (i) (GENERAL OBLIGATION) In its name and in the name of the Agent on behalf of the Participants it will:

                    (A) insure and keep insured the Mortgaged Property which is of an insurable nature to the full replacement or re-instatement value; and

                    (B) take out and keep in force other insurance with respect to the Business, the Mortgaged Property and each business in which the Mortgaged Property is used (including any insurance reasonably requested by the Agent and public risk, worker's compensation, product liability, business interruption insurance and fidelity insurance), in the manner and to the extent:

                    (C) which the Agent determines reasonable and customary for a business enterprise engaged in a similar business and in a similar locality, and for property of the nature of the Mortgaged Property; or

                    (D) for so long as the Agent has made no determination or request under this sub-paragraph (i), which a business enterprise holding similar property, and engaged in a business in a similar locality, would prudently insure against.

               (ii) (PAYMENT OF PREMIUMS) It will pay when due all premiums, commissions, levies, stamp duties, charges and other expenses necessary for taking out those insurance policies and keeping them in force.

              (iii) (INSURERS) It will take out each insurance policy with independent and reputable insurers approved by the Agent located in jurisdictions approved by the Agent. The Agent will not unreasonably withhold that approval.

               (iv) (INFORMATION) On request it will provide to the Agent certificates of currency in respect of all insurance policies, and other details on the insurance policies which the Agent requires.

               (v) (ANNUAL REPORT) On or about each anniversary of the date of this Agreement it will provide to the Agent a report on those insurance policies at the date of the report and on claims and other material events with respect to those insurances during the previous twelve months.

               (vi) (NO PREJUDICIAL ACTION) It will not do, permit, or omit to do, anything which may prejudice an insurance policy.

              (vii) (CONTENTS OF POLICY) Without limiting sub-paragraph (i), it will ensure that each insurance policy is on terms and conditions satisfactory to the Agent and, without limitation, provides that:

                    (A) the Agent (on behalf of the Participants) is named as loss payee with respect to payments required under paragraph (B);

                    (B) if in any 12 month period claims under the policy exceed $250,000, proceeds in excess of that amount will be paid to the Agent;

                    (C) the insurer waives its right to set off or counter claim or to make any other deduction or withholding against the Agent and each person claiming under the Agent;

                    (D) all claims for insurance premiums, levies, stamp duties, charges or commissions against the Agent and each person claiming under the Agent are waived;

                    (E) the insurer will not terminate the policy unless the relevant default or breach remains unremedied for at least 14 days after notice by the insurer to the Agent specifying the default or breach;

                    (F) to the extent that the policy covers the interest of the Agent and the Participants the insurer will not refuse or reduce a claim or cancel or avoid the policy except where the right to do so results from the fraud of the Agent or a Participant;

                    (G) a claim for replacement or re-instatement value will be paid even though the relevant asset is not replaced or re-instated; and

                    (H)  there is no averaging provision.

              (viii) (REMEDY OF DEFAULT) If:

                    (A) it fails to take out or to keep in force an insurance policy;

                    (B) the Agent determines that the insurer may become entitled to cancel or avoid an insurance policy; or

                    (C) the Agent reasonably determines that the insurer under a policy may not be capable of meeting a claim,

                    the Agent may do anything which it determines is advisable or necessary to take out or keep in force that policy or to take out a new policy complying with this clause at the cost of the Relevant Company and or in the name of the Relevant Company or the Participants or both. The Agent is not obliged to do anything under this sub-paragraph.

               (ix) (ENFORCEMENT BY AGENT) It will do everything (including providing documents, evidence and information) necessary or desirable in the opinion of the Agent to enable the Agent to claim, and to collect or recover money due, under or in respect of, an insurance policy.

               (x)  (NOTICE OF CLAIMS) As soon as possible it will notify:

                    (A)  each of:

                         (aa) the Agent; and

                         (ab) (when it is required or it is advisable to do so)
                              the relevant insurer,

                         of any event which does or may give rise to a claim of $1,000,000 or its equivalent or more under an insurance policy; and

                    (B)  the Agent of:

                         (aa) a cancellation, change or reduction in an
                              insurance policy;

                         (ab) an insurance policy becoming void or voidable; or

                         (ac) any other material circumstance or correspondence
                              relating to an insurance policy.

               (xi) (USE OF INSURANCE PROCEEDS) It will use the proceeds of all insurance policies received by it as follows:

                    (A)  while an Event of Default subsists:

                         (aa) for a purpose described in sub-paragraph (B); or

                         (ab) towards payment of the Secured Moneys,

                         at the option of the Agent; or

                    (B)  if no Event of Default subsists:

                         (aa) to the extent necessary towards replacement,
                              repair or reimbursement of the Mortgaged Property; and

                         (ab) to discharge the relevant liability or to make
                              good the relevant loss covered by the insurance policy.

                    The Agent will make available all proceeds received by the Agent as and when the proceeds are actually required. The Relevant Company will apply any surplus to reduce the Secured Moneys.

          (d)  (PRESERVATION AND PROTECTION OF SECURITY)

               (i) It will promptly do everything necessary or reasonably required by the Agent:

                    (A) to preserve and protect the value of the Mortgaged Property; and

                    (B) to protect and enforce its title and the title of the Agent and the Participants as mortgagee to the Mortgaged Property.

               (ii) Without limiting the generality of sub-paragraph (i), it will not permit lodgement of a caveat forbidding the recording of an interest of it or the Agent or a Participant in the Mortgaged Property.

              (iii) If a caveat is lodged (other than a caveat lodged by the
                    Agent on behalf of the Participants) it will promptly do everything in its power to remove it.

               (iv) The generality of this paragraph does not limit, nor is it limited by, the generality of any other paragraph of this clause.

          (e) (OTHER SECURITY INTERESTS) It will comply fully with all Security Interests affecting the Mortgaged Property and the obligations secured by those Security Interests.

          (f) (ENVIRONMENTAL LAW) It will maintain procedures which in the reasonable opinion of the Agent are adequate to monitor:

               (i)  its compliance with Environmental Law and Authorisations;
                    and

               (ii) circumstances which may give rise to a claim or to a
                    requirement of substantial expenditure by it or of cessation or material alteration of its activity (PERILOUS CIRCUMSTANCES).

FINANCIAL UNDERTAKINGS

     15.3 The Borrower and each Guarantor undertake to each Indemnified Party as follows, except to the extent that the Agent acting on the instructions of the Majority Participants consents.

          (a)  It will ensure that the ratio of:

               (i) EBITDA for the 12 month period immediately preceding the relevant Test Date; to

               (ii) Interest Expense under this Agreement paid or payable in cash during that period,

               is:

                    (A)  for the period to 31 March 2002, not less than 1.6:1;
                         and

                    (B) from 1 April 2002 to the Final Maturity Date, not less than 2:1; and

          (b)  It will ensure that the ratio of:

               (i)  Total Debt at each Test Date; to

               (ii) EBITDA for the 12 month period immediately preceding the relevant Test Date

               is:

                    (A) for the period to 31 March 2002, not greater than 11.4:1.

                    (B)  from 1 April 2002 to 31 March 2003, not greater than
                         9.6:1

                    (C) from 1 April 2003 to the Final Maturity Date not greater than 9.3:1

                         The ratios in this clause will be calculated:

                         (aa) monthly on a trailing 12 month basis; and

                         (ab) excluding any effect which may otherwise result
                              from the conversion of any of the Group's operating Leases existing at the date of the agreement to finance Leases.

                         The financial undertakings in this clause 15.3 will be tested on each Test Date.

TERM OF UNDERTAKINGS

     15.4 Each undertaking in this clause continues from the date of this Agreement until the Secured Moneys are fully and finally repaid.

16   EVENTS OF DEFAULT

EVENTS OF DEFAULT

     16.1 Each of the following is an Event of Default (whether or not it is in the control of any Relevant Company).

          (a) (OBLIGATIONS UNDER TRANSACTION DOCUMENTS) The Borrower or a Guarantor fails:

               (i) to pay an amount payable by it under a Transaction Document when due;

               (ii) to comply with any of its other obligations under a
                    Transaction Document (except where that failure is a failure to pay an amount under clause 10.12, and that amount is less than $500,000) and, if in the opinion of the Agent that failure can be remedied within 10 Business Days, does not remedy the failure within 10 Business Days of notice from the Agent of that failure; or

              (iii) to satisfy within the time stipulated any condition
                    subsequent, anything which the Agent made a condition of its waiving compliance with a condition precedent or undertaking in a Transaction Document.

          (b) (MISREPRESENTATION) A representation, warranty or statement by or on behalf of the Borrower or a Guarantor in a Transaction Document, or in a document provided under or in connection with a Transaction Document, is not true or is misleading when made or repeated such that it would have a Material Adverse Effect.

          (c)  (CROSS DEFAULT)

               (i) Financial Indebtedness or Leases (where the Lease relates to property with a value of $250,000 or more at the date of the Lease) of a Relevant Company in an aggregate amount equal to or greater than $1,000,000 or its equivalent:

                    (A) is not paid when due (or within an applicable grace period); or

                    (B) becomes due and payable before its stated maturity or expiry;

               (ii) a facility or obligation granted or owed by a person to a
                    Relevant Company to provide financial accommodation or to acquire or underwrite Financial Indebtedness aggregating to at least $250,000 or its equivalent is prematurely terminated except in the case of voluntary termination as a result of illegality; or

              (iii) an event of default as defined in another Transaction
                    Document occurs.

               For the purpose of this paragraph, if a person is required to provide cash cover for Financial Indebtedness as a result of an actual, likely or threatened default or an event of default or termination, cancellation, special prepayment or similar event, whatever called, that Financial Indebtedness will be taken to be due and payable.

          (d)  (ADMINISTRATION, WINDING UP, ARRANGEMENTS, INSOLVENCY ETC.)

               (i)  An administrator of a Relevant Company is appointed.

               (ii) Except for the purpose of a solvent reconstruction or amalgamation previously approved by the Agent:

                    (A) an application (other than an application which is frivolous or vexatious and which is contested in good faith) or an order is made, proceedings are commenced, a resolution is passed or proposed in a notice of meeting or an application to a court or other steps are taken for:

                         (aa) the winding up, dissolution or administration of a
                              Relevant Company; or

                         (ab) a Relevant Company entering into an arrangement,
                              compromise or composition with or assignment for the benefit of its creditors or a class of them,

                         (other than applications, proceedings, notices and steps which are dismissed or withdrawn within 10 Business Days and which the Relevant Company contests in good faith during that period); or

                    (B) a Relevant Company ceases, suspends or threatens to cease or suspend the conduct of all or a substantial part of its business or disposes of or threatens to dispose of a substantial part of its assets; or

              (iii) a Relevant Company:

                    (A) is, or under legislation is presumed or taken to be, insolvent (other than as the result of a failure to pay a debt or claim the subject of a good faith dispute); or

                    (B) stops or suspends or threatens to stop or suspend payment of all or a class of its debts.

          (e)  (ENFORCEMENT AGAINST ASSETS)

               (i) A receiver, receiver and manager, administrative receiver or similar officer is appointed to;

               (ii) a Security Interest is enforced over; or

              (iii) a distress, attachment or other execution is levied or enforced or applied for over,

               all of the assets and undertaking of a Relevant Company or any such assets or undertaking with a value in excess of $500,000 and is not set aside, released or appealed against by the Relevant Company within 5 Business Days.

          (f) (REDUCTION OF CAPITAL) Without the prior consent of the Agent, a Relevant Company:

               (i) reduces its capital (including, without limitation, a purchase by it of its shares but excluding a redemption of redeemable shares or any redemption of shares held by David Head as prescribed by his employment contract);

               (ii) passes a resolution to reduce its capital or to authorise it to purchase its shares or a resolution under section 256B or 257A of the Corporations Law or an equivalent provision, or calls a meeting to consider such a resolution, other than in relation to any Part 2J.3 procedure contemplated by this Agreement; or

              (iii) applies to a court to call any such meeting or to sanction any such resolution or reduction.

          (g) (INVESTIGATION) An investigation into all or part of the affairs of any Relevant Company commences under companies legislation in circumstances material to its financial condition.

          (h) (ANALOGOUS PROCESS) Anything analogous to anything referred to in paragraphs (d) to (g) inclusive, or having substantially similar effect, occurs with respect to any Relevant Company under any overseas law or any law which commences or is amended after the date of this Agreement.

          (i)  (VITIATION OF DOCUMENTS)

               (i) All or any part of a Transaction Document is terminated or is or becomes void, illegal, invalid, unenforceable or of limited force and effect; or

               (ii) a party becomes entitled to terminate, rescind or avoid all or part of a Transaction Document; or

              (iii) a party other than the Agent or a Participant alleges or claims that an event described in sub-paragraph (i) has occurred or that it is entitled as described in sub-paragraph (ii).

          (j) (AMENDMENT OF ARTICLES) The memorandum or articles of association of the Borrower or a Guarantor are amended in a material respect adverse to the Indemnified Parties without the prior consent of the Agent (which will not be withheld unreasonably).

          (k) (REVOCATION OF AUTHORISATION) An Authorisation which is material to the performance by any Relevant Company of a Transaction Document, or to the validity and enforceability of a Transaction Document, to the conduct of the Business or to the security of the Agent and the Participants, is repealed, revoked or terminated or expires, or is modified or amended or conditions are attached to it in a manner unacceptable to the Agent and which has a Material Adverse Effect, and is not replaced by another Authorisation acceptable to the Agent.

          (l) (MATERIAL ADVERSE CHANGE) Any other event or series of events, whether related or not, occurs which has or is reasonably likely to have a Material Adverse Effect.

          (m)  (CONTROL) Without the prior consent of the Agent:

               (i) 40% or more of the voting shares in the Borrower are acquired by any person or persons other than ABN or its Related Corporations (where the acquisition of those shares by that person or persons being subject to the terms of the Shareholders Agreement); or

               (ii) ABN or its Related Corporations ceases to be the largest shareholder in the Borrower and in no event hold less than 40% of the voting shares.

          (n)  (COMPULSORY ACQUISITION)

               (i) All or any part of the Mortgaged Property or other assets of a Relevant Company is compulsorily acquired by or by order of a Governmental Agency or under law and that acquisition is reasonably likely to have a Material Adverse Effect; or

               (ii) a Governmental Agency orders the sale, vesting or divesting of all or any part of the Mortgaged Property or other assets of a Relevant Company and that sale, vesting or divesting is reasonably likely to have a Material Adverse Effect; or

              (iii) a Governmental Agency takes a step for the purpose of any of the foregoing or proposes or threatens to do any of the foregoing.

          (o) (GOVERNMENTAL INTERFERENCE) A law or anything done by a Governmental Agency wholly or partially renders illegal, prevents or restricts the performance or effectiveness of a Transaction Document or otherwise has a Material Adverse Effect.

          (p)  (ENVIRONMENTAL EVENT)

               (i)  Any person takes action; or

               (ii) there is a claim; or

              (iii) there is a requirement of expenditure or of cessation or alteration of activity,

               under Environmental Law, which has or is reasonably likely to have a Material Adverse Effect.

          (q) (PROFIT IMPROVEMENT PROGRAM) The Borrower fails to carry out, and meet the terms of, the Profit Improvement Program to a degree which is unacceptable to the Majority Participants acting reasonably.

CONSEQUENCES

     16.2 In addition to any other rights provided by law or any Transaction Document, at any time after an Event of Default occurs under clause 16.1(a) or any other Event of Default occurs which is not capable of being cured, the Agent may, and shall if the Majority Participants direct, do all or any of the following:

          (a) by notice to the Borrower declare the Secured Moneys immediately due and payable, and the Borrower shall immediately pay the Secured Moneys;

          (b)  by notice to the Borrower cancel the Commitment;

          (c) at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Agent and the Participants on the affairs, financial condition and business of any Relevant Company.

          In respect of any Event of Default (other than an Event of Default referred to in clause 16.1(a) or an Event of Default which is not capable of being cured), the Agent may direct or do all or any of the acts referred to in paragraphs (a) to (c) above 5 Business Days after giving to the Borrower notice of the occurrence of the Event of Default.

          Each Relevant Company will do everything in its power to ensure the review and report referred to in paragraph (c) can be carried out promptly, completely and accurately. Without limitation, it will co-operate fully with the review and ensure that the accountants and experts are given access to all premises and records of each Relevant Company and are given all information concerning any Relevant Company which they require from time to time. It will ensure that all officers and employees of each Relevant Company do the same.

CASH COVER FOR LETTERS OF CREDIT

     16.3

          (a)  Each Participant shall hold by way of cash cover:

               (i) any amount paid under clause 12.5 or clause 16.2(a) in respect of the contingent liability under a Letter of Credit or in respect of any other sum contingently owing; and

               (ii) interest credited under this clause.

          (b)  A Participant:

               (i) may at any time apply any such moneys in or towards satisfaction of any sum at any time payable by the Borrower to the Participant under or in relation to any Transaction Document; and

               (ii) shall apply any such moneys then remaining against any amount payable under clause 10.10.

          (c) Any moneys held under paragraph (a) (including interest) will accrue and be credited with interest at a rate and in the manner that the Participant determines would apply to deposits at call (or of any other term specified by the Agent) of a similar amount under its normal procedures.

          (d) The balance of the moneys held under paragraph (a) (including interest) will only be repayable to the extent that on any day it exceeds the amount of the Secured Moneys payable to that Participant (including without limitation the face amounts of all outstanding Letters of Credit and all amounts which are then or may subsequently become contingently owing). When ever there is such an excess that excess will be payable on demand.

TECHNICAL DEFAULT IN PAYMENT

     16.4 (a) Failure by the Borrower to pay an amount due will not constitute an Event of Default under clause 16.1(a)(i) if:

               (i) before the exercise of the Agent's powers under clause 16.2 the Borrower demonstrates to the reasonable satisfaction of the Agent that it had sufficient available funds with its bankers and had given appropriate instructions to those bankers to make that payment and that the payment would have been made but for temporary technical or administrative difficulties outside the control of the Borrower; and

               (ii) payment is received in the manner required within 3 Business
                    Days of the due date.

          (b)  If:

               (i) the Agent notifies the Borrower by 3.00 pm (Sydney time) on the due date for the relevant payment that the Agent has not received the payment; and

               (ii) the Borrower does not satisfy the Agent under sub-paragraph
                    (a)(i) in relation to that payment by close of business on that due date,

                    the Agent may exercise its powers under clause 16.2 on or at any time after the Business Day following the date on which the payment was due.

          In all other cases, the Agent will not exercise its powers under clause 16.2 until the 3 Business Days referred to in paragraph (a)(ii) have passed.

17       GUARANTEE

GUARANTEE

     17.1 The Guarantors jointly and severally unconditionally and irrevocably guarantee the due and punctual payment of the Secured Moneys. Each Guarantor enters into this Agreement for valuable consideration which includes, without limitation, the Indemnified Parties entering into this Agreement at its request.

PAYMENT

     17.2 On demand from time to time each Guarantor shall pay an amount equal to the Secured Moneys then due and payable in the same manner and currency which the Borrower is required to pay the Secured Moneys under the relevant Transaction Document (or would have been but for its Liquidation).

UNCONDITIONAL NATURE OF OBLIGATION

     17.3 Neither this Agreement nor the obligations of any Guarantor under this Agreement will be affected by anything which but for this provision might operate to release, prejudicially affect or discharge them or in any way relieve any Guarantor from any obligation including, without limitation:

          (a) the grant to any person of any time, waiver or other indulgence, or the discharge or release of any person;

          (b) any transaction or arrangement that may take place between any Indemnified Party and any person;

          (c)  the Liquidation of any person;

          (d) any Indemnified Party becoming a party to or bound by any compromise, moratorium, assignment of property, scheme of arrangement, composition of debts or scheme of reconstruction by or relating to any person;

          (e) any Indemnified Party exercising or delaying or refraining from exercising or enforcing any document or agreement or any right, power or remedy conferred on it by law or by any Transaction Document or by any other document or agreement with any person;

          (f) the amendment, variation, novation, replacement, rescission, invalidity, extinguishment, repudiation, avoidance, unenforceability, frustration, failure, expiry, termination, loss, release, discharge, abandonment, assignment or transfer, in whole or in part and with or without consideration, of any Transaction Document or of any other document or agreement held by any Indemnified Party at any time or of any right, obligation, power or remedy;

          (g) the taking or perfection of or failure to take or perfect a document or agreement;

          (h) the failure by any person or any Indemnified Party to notify any Guarantor of any default by any person under any Transaction Document or any other document or agreement;

          (i) any Indemnified Party obtaining a judgment against any person for the payment of any Secured Moneys;

          (j) any legal limitation, disability, incapacity or other circumstance relating to any person;

          (k) any change in any circumstance (including, without limitation, in the members or constitution of a person);

          (l) this Agreement or any other document or agreement not being valid or executed by, or binding on, any person; or

          (m) any increase in the Secured Moneys for any reason (including, without limitation, as a result of anything referred to above),

          whether with or without the consent of the Guarantors. None of the above paragraphs limits the generality of any other. A reference to "any person" includes, without limitation, the Borrower or any other Guarantor.

NO MARSHALLING

     17.4 No Indemnified Party is obliged to marshal or appropriate in favour of any Guarantor or to exercise, apply or recover:

          (a) any Security Interest, Guarantee, document or agreement (including, without limitation, any Transaction Document) held by an Indemnified Party at any time; or

          (b) any of the funds or assets that an Indemnified Party may be entitled to receive or have a claim on.

NO COMPETITION

     17.5 Until the Secured Moneys have been irrevocably paid and discharged in full no Guarantor is entitled to and shall not:

          (a) be subrogated to any Indemnified Party or claim the benefit of any Security Interest or Guarantee held by any Indemnified Party at any time;

          (b) either directly or indirectly prove in, claim or receive the benefit of, any distribution, dividend or payment arising out of or relating to the Liquidation of the Borrower or any other Guarantor or any other person who gives a Guarantee or Security Interest in respect of any Secured Moneys; or

          (c) have or claim any right of contribution or indemnity from the Borrower or any other Guarantor or any other person who gives a Guarantee or Security Interest in respect of any Secured Moneys.

          The receipt of any distribution, dividend or other payment by any Indemnified Party out of or relating to any Liquidation will not prejudice the right of any Indemnified Party to recover the Secured Moneys by enforcement of this Agreement.

SUSPENSE ACCOUNT

     17.6 In the event of the Liquidation of the Borrower or any other person (including, without limitation, any Guarantor) each Guarantor authorises each Indemnified Party:

          (a) to prove for all moneys which the Guarantors have paid that Indemnified Party under this Agreement; and

          (b)  to:

               (i)  retain and carry to a suspense account; and

               (ii) appropriate at the discretion of the Agent,

               any dividend received in the Liquidation of the Borrower or any other person and any other money received in respect of the Secured Moneys,

          until each Indemnified Party has been paid the Secured Moneys in full.

RESCISSION OF PAYMENT

     17.7 Whenever for any reason (including without limitation under any law relating to Liquidation, fiduciary obligations or the protection of creditors):

          (a) all or part of any transaction of any nature (including, without limitation, any payment or transfer) made during the term of this Agreement which affects or relates in any way to the Secured Moneys is void, set aside or voidable;

          (b) any claim that anything contemplated by paragraph (a) is so is upheld, conceded or compromised; or

          (c) any Indemnified Party is required to return or repay any money or asset received by it under any such transaction or the equivalent in value of that money or asset,

          each Indemnified Party will immediately become entitled against each Guarantor to all rights in respect of the Secured Moneys and the Mortgaged Property which it would have had if all or the relevant part of the transaction or receipt had not taken place. Each Guarantor shall indemnify each Indemnified Party on demand against any resulting loss, cost or expense. This clause continues after this Agreement is discharged.



INDEMNITY
     17.8 If any Secured Moneys (including moneys which would have been Secured Moneys if they were recoverable) are not recoverable from the Borrower for any reason (including, without limitation, any legal limitation, disability, incapacity or thing affecting the Borrower) each Guarantor shall indemnify each Indemnified Party on demand and shall pay those moneys to the relevant Indemnified Party on demand.

          This applies whether or not:

          (a) any transaction relating to the Secured Moneys was void or illegal or has been subsequently avoided; or

          (b) any matter or fact relating to that transaction was or ought to have been within the knowledge of any Indemnified Party.

CONTINUING GUARANTEE AND INDEMNITY
     17.9 This clause:

          (a)  is a continuing guarantee and indemnity;

          (b) will not be taken to be wholly or partially discharged by the payment at any time of any Secured Moneys or by any settlement of account or other matter or thing; and

          (c) remains in full force until the Secured Moneys have been paid in full and the Guarantors have completely performed their obligations under this Agreement.

VARIATIONS
     17.10 This clause covers the Secured Moneys as varied from time to time including, without limitation, as a result of:

          (a)  any amendment to, or waiver under, any Transaction Document; or

          (b)  the provision of further accommodation to the Borrower,

          and whether or not with the consent of or notice to the Guarantors. This does not limit any other provision.

JUDGMENT
     17.11 A judgment obtained against the Borrower will be conclusive against each Guarantor.

CONDITIONS PRECEDENT
     17.12 Any condition or condition precedent to the provision of financial accommodation is for the benefit of the Indemnified Parties and not the Guarantors. Any waiver of or failure to satisfy such a condition or condition precedent will be disregarded in determining whether an amount is part of the Secured Moneys.

AMERICAN BANKNOTE NEW ZEALAND LIMITED
     17.13 Notwithstanding any other provision of any Transaction Document, the total amount recoverable under this Agreement against American Banknote New Zealand Limited at any time is the greater of:

          (a)  $2,550,000; or

          (b) the value of the net assets of American Banknote New Zealand Limited (being the total assets less the amount of any of its liabilities which have priority ahead of its liabilities under the Transaction Documents) as determined by reference to the most recent Accounts delivered to Agent under clause 15.1(a)(i) or
               (ii),

          or its equivalent in other currencies as determined by the Agent.

18       INTEREST ON OVERDUE AMOUNTS
-------------------------------------------------------------------------------
ACCRUAL AND PAYMENT
     18.1 (a) (ACCRUAL) Interest accrues on each unpaid amount which remains due and payable beyond the date for payment by the Borrower or a Guarantor under or in respect of any Transaction Document (including interest payable under this clause):

               (i) on a daily basis up to the date of actual payment from (and including) the due date or, in the case of an amount payable by way of reimbursement or indemnity, the date of disbursement or loss, if earlier;

               (ii) both before and after judgment (as a separate and independent obligation); and

              (iii) at the rate provided in clause 18.2.

          (b) (PAYMENT) The Borrower and each Guarantor shall pay interest accrued under this clause on demand by the Agent and on the last Business Day of each calendar quarter. That interest is payable in the currency of the unpaid amount on which it accrues.

RATE
     18.2 The rate applicable under this clause is the sum of 2% per annum plus the higher of:

          (a) the rate (if any) applicable to the amount immediately before the due date; and

          (b) the sum of the Margin and the rate determined by the Agent on a monthly basis to be its buying rate as at or about 10 am (Sydney time) for bills of exchange which are accepted by an Australian bank selected by the Agent and which have a term not exceeding one month.

19       FEES
-------------------------------------------------------------------------------
FEES - GENERAL
     19.1 The Borrower shall pay to the Agent and the Participants the fees agreed between them.

     19.2 [intentionally omitted]

LETTER OF CREDIT FEE
     19.3 (a) (a) A letter of credit fee accrues at a rate equal to the Margin on the daily amount on each Participant's Share of the amount for which each Letter of Credit is effective.

          (b)  The fee is calculated on the actual number of days elapsed.

          (c) The Borrower shall pay any accrued letter of credit fee to each Participant in advance on the first Business Day of each calendar quarter.

          (d) If a Letter of Credit expires or is terminated or cancelled prior to the end of a calendar quarter, each Participant shall refund so much of the letter of credit fee paid to it which relates to that Letter of Credit with respect to the period after the date on which that Letter of Credit expired or has terminated or been cancelled.

REFUND OF FEES
     19.4 In the event that the Agent or Participants cancel the Commitments before any financial accommodation has been provided to the Borrower under this Agreement, the Agent and the Participants shall refund to the Borrower any fees paid under clauses 19.2 and 19.3 less any costs or expenses incurred by them in relation to the Facilities or the Transaction Documents.

20   INDEMNITIES
-------------------------------------------------------------------------------
          On demand the Borrower shall indemnify each Indemnified Party against any loss, cost, charge, liability or expense the Indemnified Party (or any officer of employee of the Indemnified Party) may sustain or incur as a direct or indirect consequence of:

          (a) the occurrence of any Event of Default or the breach of any Transaction Document;

          (b) any exercise or attempted exercise in good faith of any right, power or remedy under any Transaction Document or any failure to exercise any right, power or remedy;

          (c)  any omission from:

               (i) any information memorandum or loan proposal prepared or authorised by it; or

               (ii) any document or information prepared, provided or authorised by it,

               or any claim in respect of any of the above (including legal costs on a full indemnity basis);

          (d) a Segment, or an amount under the LC Facility, requested in a Drawdown Notice not being provided for any reason (including, without limitation, failure to fulfil any condition precedent but excluding any wilful default or gross negligence by the Indemnified Party which is claiming under this clause); or

          (e) a Participant receiving payments of principal in respect of any Segment or other portion of its Commitment before the last day of its Funding Period or day on which interest is calculated with respect to it for any reason, including, without limitation, prepayment under this Agreement, but excluding wilful default or gross negligence by the Agent.

               Without limitation the indemnity will cover any amount determined by the relevant Participant to be incurred by reason of the liquidation or re-employment of deposits or other funds acquired or contracted for by the relevant Participant to fund or maintain any Segment or amount (including loss of margin) and by reason of the reversing or termination of any agreement or arrangement entered into by the relevant
               Participant to hedge, fix or limit its effective cost of funding or maintaining any Segment or amount.

21       CONTROL ACCOUNTS
-------------------------------------------------------------------------------
          The accounts kept by the Agent constitute sufficient evidence, unless proven wrong, of the amount at any time due from the Borrower under this Agreement.

22       EXPENSES
-------------------------------------------------------------------------------
          On demand the Borrower shall reimburse:

          (a) the Agent for its reasonable out-of-pocket expenses in relation to the preparation, execution and completion of the Transaction Documents and any subsequent consent, agreement, approval, waiver or amendment;

          (b) each Indemnified Party for its out-of-pocket expenses in relation to:

               (i) any actual enforcement of the Transaction Documents, or actual exercise or preservation of any rights, powers or remedies under the Transaction Documents or in relation to the Mortgaged Property; and

               (ii) any inquiry by a Governmental Agency concerning any Relevant
                    Company or a transaction or activity for which, or in connection with which, financial accommodation or funds raised under a Transaction Document are used or provided.

          This includes, without limitation, legal costs and expenses (including in-house lawyers charged at their usual rates) on a full indemnity basis travelling and out of pocket expenses, any expenses incurred in any review or environmental audit or in retaining consultants to evaluate matters of material concern to the Indemnified Parties, and (in relation to paragraph (b)) administrative costs including any time of its executives (whose time and costs are to be charged at reasonable rates).

23       STAMP DUTIES
-------------------------------------------------------------------------------
     23.1 The Borrower shall pay all stamp, transaction, registration and similar Taxes (including fines and penalties) which may be payable in relation to the execution, delivery, performance or enforcement of any Transaction Document or any payment or receipt or any other transaction contemplated by any Transaction Document.

     23.2 Those Taxes include financial institutions duty, debits tax or other Taxes payable by return and Taxes passed on to any Indemnified Party by bank or financial institution.

     23.3 On demand the Borrower shall indemnify each Indemnified Party against any liability resulting from delay or omission to pay those Taxes except to the extent the liability results from failure by the Indemnified Party to pay any Tax after having been put in funds to do so by the Borrower.

24       SET-OFF
-------------------------------------------------------------------------------
          If an Event of Default has occurred and subsists, the Borrower and each Guarantor severally irrevocably authorises each Indemnified Party to apply any credit balance in any currency (whether or not matured) in any of its accounts with any branch of that Indemnified Party towards satisfaction of any sum at any time due and payable by it to that Indemnified Party under or in relation to any Transaction Document. No Indemnified Party is obliged to make the application.

25       WAIVERS, REMEDIES CUMULATIVE
-------------------------------------------------------------------------------
     25.1 No failure to exercise and no delay in exercising any right, power or remedy under any Transaction Document operates as a waiver. Nor does any single or partial exercise of any right, power or remedy preclude any other or further exercise of that or any other right, power or remedy.

     25.2 The rights, powers and remedies provided to the Indemnified Parties in the Transaction Documents are in addition to, and do not exclude or limit, any right, power or remedy provided by law.

26      SEVERABILITY OF PROVISIONS
-------------------------------------------------------------------------------
          Any provision of any Transaction Document which is prohibited or unenforceable in any jurisdiction is ineffective as to that jurisdiction to the extent of the prohibition or unenforceability. That does not invalidate the remaining provisions of that Transaction Document nor affect the validity or enforceability of that provision in any other jurisdiction.

27      SURVIVAL OF REPRESENTATIONS AND INDEMNITIES
-------------------------------------------------------------------------------
     27.1 All representations and warranties in any Transaction Document survive the execution and delivery of the Transaction Documents and the provision of advances and accommodation.

     27.2 Each indemnity in any Transaction Document:

          (a)  is a continuing obligation;

          (b)  is a separate and independent obligation; and

          (c) survives termination or discharge of the relevant Transaction Document.

28      MORATORIUM LEGISLATION
-------------------------------------------------------------------------------
          To the full extent permitted by law all legislation which at any time directly or indirectly:

          (a) lessens, varies or affects in favour of the Borrower or a Guarantor any obligation under a Transaction Document; or

          (b) delays, prevents or prejudicially affects the exercise by any Indemnified Party of any right, power or remedy conferred by any Transaction Document,

          is excluded from the Transaction Documents.

29      ASSIGNMENTS
-------------------------------------------------------------------------------
ASSIGNMENT BY BORROWER AND GUARANTOR
     29.1 Neither the Borrower nor any Guarantor may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent acting on the instructions of all Participants.

ASSIGNMENT BY PARTICIPANTS
     29.2 A Participant may assign or transfer all or any of its rights or obligations under the Transaction Documents at any time if:

          (a)  any necessary prior Authorisation is obtained;

          (b) the Participant has obtained the consent of the Borrower (which consent must not be unreasonably withheld);

          (c) the minimum amount of the participation being assigned is $2,500,000; and

          (d) in the case of a transfer of obligations, the transfer is effected by a substitution in accordance with clause 29.3.

          For the avoidance of doubt, a Participant may only deal with its interest in any Shares in accordance with the terms of the Shareholders Agreement.

SUBSTITUTION CERTIFICATES
     29.3 (a) If a Participant wishes to substitute a new bank or financial institution for all or part of its participation under this Agreement, it and the substitute shall in the Australian Capital Territory or outside Australia execute and deliver to the Agent four counterparts of a certificate substantially in the form of annexure F.

          (b) On receipt of the certificate, if the Agent is satisfied that the substitution complies with clause 29.2, it shall promptly:

               (i)  notify the Borrower;

               (ii) countersign the counterparts on behalf of all other parties to this Agreement;

              (iii) enter the substitution in a register kept by it (which will be conclusive); and

               (iv) retain one counterpart and deliver the others to the
                    retiring Participant, the substitute Participant and the Borrower.

          (c) When the certificate is countersigned by the Agent the retiring Participant will be relieved of its obligations to the extent specified in the certificate and the substitute Participant will be bound by the Transaction Documents as stated in the certificate.

          (d) Each other party to this Agreement irrevocably authorises the Agent to sign each certificate on its behalf.

          (e) Unless the Agent otherwise agrees, no substitution may be made while any Drawdown Notice is current.

DISCLOSURE
     29.4 A Participant may disclose to a proposed assignee, transferee or sub-participant information which relates to any Relevant Company or was furnished in connection with the Transaction Documents if it first obtains the consent of the Borrower (who shall not unreasonably withhold or delay that consent).

NO INCREASED COSTS
     29.5 Despite anything to the contrary in this Agreement, if a Participant assigns its rights under this Agreement the Borrower will not be required to pay any net increase in the total amount of costs, Taxes, fees or charges which is a direct consequence of the assignment and of which the Participant or its assignee was aware or ought reasonably to have been aware on the date of the assignment or change (except to the extent agreed upon between the Borrower and the Participant or its assignee). For this purpose only a substitution under clause 29.3 will be regarded as an assignment.

30      RELATIONSHIP OF PARTICIPANTS TO AGENT
-------------------------------------------------------------------------------
AUTHORITY
     30.1 (a) Subject to clause 30.15 each Participant irrevocably appoints the Agent to act as its agent under the Transaction Documents. The Agent has all powers expressly delegated to it by the Transaction Documents together with all other powers reasonably incidental to those powers.

          (b) The Agent has no duties or responsibilities except those expressly set out in the Transaction Documents.

INSTRUCTIONS; EXTENT OF DISCRETION
     30.2 (a) In the exercise of all its rights, powers and discretions under the Transaction Documents the Agent shall act in accordance with the instructions (if any) of the Majority Participants or (where so specified) of all Participants.

          (b) In the absence of those instructions, the Agent need not act but may act as it sees fit in the best interests of the Participants.

          (c) Any action taken by the Agent under the Transaction Documents binds all the Participants.

          (d) The Agent is not obliged to consult with the Participants before giving any consent, approval or agreement or making any determination under the Transaction Documents except where this Agreement expressly provides otherwise.

NO OBLIGATION TO INVESTIGATE AUTHORITY
     30.3 (a) Neither the Borrower nor any Guarantor need enquire whether any instructions have been given to the Agent by all Participants or the Majority Participants or as to the terms of those instructions.

          (b) As between the Borrower and the Guarantors on the one hand and the Agent and the Participants on the other, all action taken by the Agent under the Transaction Documents will be taken to be authorised.

AGENT NOT A FIDUCIARY
     30.4 The Agent will not be taken to owe any fiduciary duty to any Participant, any Relevant Company or any other person except as expressly provided in a Transaction Document.

EXONERATION
     30.5 Neither the Agent nor any of its respective directors, officers, employees, agents, attorneys, Related Corporations or successors is responsible to the Participants for, or will be liable (whether in negligence or on any other ground whatever) in respect of:

          (a) any conduct relating to, contained in or relying on, any loan proposal or information memorandum, any Transaction Document or any document or agreement referred to in or received under any Transaction Document;

          (b) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any loan proposal or information memorandum, any Transaction Document or any other document or agreement;

          (c)  any failure by any Relevant Company to perform its obligations;
               or

          (d) any action taken or omitted to be taken by it or them under any Transaction Document except in the case of its or their own wilful misconduct or gross negligence.

DELEGATION
     30.6 The Agent may employ agents and attorneys.

RELIANCE ON DOCUMENTS AND EXPERTS
     30.7 The Agent may rely on:

          (a) any document (including any facsimile transmission, telegram or telex) believed by it to be genuine and correct; and

          (b) advice and statements of lawyers, independent accountants and other experts selected by the Agent.

NOTICE OF TRANSFER
     30.8 The Agent may treat each Participant as the holder of the Participant's rights under the Transaction Documents until the Agent has received either a substitution certificate under this Agreement or a notice of assignment satisfactory to the Agent.

NOTICE OF DEFAULT
     30.9 (a) The Agent will be taken not to have knowledge of the occurrence of an Event of Default or Potential Event of Default unless the Agent has received notice from a Participant or Relevant Company stating that an Event of Default or Potential Event of Default has occurred and describing it.

          (b) If the Agent receives notice or the officers of the Agent having day to day responsibility for the transaction become aware that an Event of Default has occurred, the Agent shall notify the Participants, subject to clause 30.14(c).

AGENT AS PARTICIPANT AND BANKER
     30.10 (a) The Agent in its capacity as a Participant has the same rights and powers under the Transaction Documents as any other Participant. It may exercise them as if it were not acting as the Agent.

          (b) The Agent may engage in any kind of business with any Relevant Company as if it were not the Agent. It may receive consideration for services in connection with any Transaction Document and otherwise without having to account to the Participants.

INDEMNITY TO AGENT
     30.11 (a) The Participants shall indemnify the Agent on demand (to the extent not reimbursed by any Relevant Company under any Transaction Document) rateably in accordance with their respective Commitments against any loss, cost, liability, expense or damage the Agent may sustain or incur directly or indirectly under or in relation to the Transaction Documents except to the extent that the loss, cost, liability, expense or damage arises by reason of the wilful default, gross negligence or fraud of the Agent.

          (b) No Participant is liable under this sub-clause for any of the above to the extent that they arise from the Agent's wilful misconduct, gross negligence or fraud.

          (c) The Borrower shall indemnify each Participant on demand against any amount paid under paragraph (a). This does not limit its liability under any other provision.

INDEPENDENT INVESTIGATION OF CREDIT
    30.12 Each Participant confirms that it has made and will continue to make, independently and without reliance on the Agent or any other
          Participant:

          (a) its own investigations into the affairs of the Relevant Companies; and

          (b) its own analyses and decisions whether to take or not take action under any Transaction Document.

NO MONITORING
    30.13 The Agent is not required to keep itself informed as to the compliance by any Relevant Company with any Transaction Document or any other document or agreement or to inspect any property or book of any Relevant Company.

INFORMATION
     30.14 (a) The Agent shall provide to each Participant a copy of each notice, report and other document which is provided to the Agent in sufficient copies for the Participants under the Transaction Documents.

          (b) The Borrower and each Guarantor authorises the Agent to provide any Participant with any information concerning any Relevant Company's affairs which may otherwise come into the possession of the Agent. The Agent is not obliged to do so.

          (c) The Agent is not obliged to disclose any information relating to any Relevant Company if in the opinion of the Agent (on the basis of the advice of its legal advisers) disclosure would or might breach a law or a duty of secrecy or confidence.

REPLACEMENT OF AGENT
     30.15 (a) Subject to the appointment of a successor Agent as provided in this clause:

               (i) the Agent may resign at any time by giving not less than 60 days notice to the Participants and to the Borrower; and

               (ii) the Majority Participants may remove the Agent from office by giving not less than 30 days notice to the Borrower and the Agent.

          (b) Upon notice of resignation or removal the Majority Participants have the right to appoint a successor Agent approved by the Borrower and who accepts the appointment.

          (c) If no successor Agent is appointed within 60 days after notice, the retiring Agent may on behalf of the Participants appoint a successor Agent approved by the Borrower who accepts the appointment.

          (d) On its appointment the successor Agent will have all the rights, powers and obligations of the retiring Agent. The retiring Agent will be discharged from its rights, powers and obligations.

          (e) The retiring Agent shall execute and deliver all documents or agreements which are necessary or in its opinion desirable to transfer to the successor Agent each Security Interest and Guarantee held by the retiring Agent in relation to the Secured Moneys or to effect the appointment of the successor Agent.

          (f) After any retiring Agent's resignation or removal, this clause will continue in effect in respect of anything done or omitted to be done by it while it was acting as Agent.

          (g) The Borrower shall not unreasonably withhold its approval of any proposed successor Agent. It shall respond as soon as practicable to any request for approval.

          (h) The Borrower need not pay the cost of the appointment of a successor Agent under this clause.

AMENDMENT OF TRANSACTION DOCUMENTS
    30.16 Each Participant authorises the Agent to agree with the other parties to any Transaction Document to amend any Transaction Document or give any consent or waiver if:

          (a) the amendment, consent or waiver will not increase the Commitments or other obligations of the Participants, change the dates or amounts of payment of any of the Secured Moneys, release any of the Mortgaged Property or amend clause 18, this sub-clause or any provision under which the agreement or instructions of all Participants or the Majority Participants are required; and

          (b) the Agent is satisfied that the amendment, consent or waiver is made to correct a manifest error or an error of a minor nature or that the amendment, consent or waiver is of a formal or technical nature only.

          Each Participant will be bound by any amendment, consent or waiver so agreed to by the Agent as if it were party to the relevant amendment agreement or the relevant consent or waiver.

    30.17 The following matters require instructions from all Participants:

          (a) increases to the Commitments or other obligations of the Participants;

          (b) changes to the dates or amounts of payment of any of the Secured Moneys;

          (c) a change to the Final Maturity Date or the extension of a previously determined Payment Date;

          (d)  a change to the definition of Majority Participants;

          (e)  a change to the Margin;

          (f) the giving of a direction to the Security Trustee to release (either in whole or in part) any of the Mortgaged Property (except where such release is required or consistent with the Transaction Documents); and

          (g) a change to or a waiver in respect of the undertakings contained in clause 15.

    30.18 In relation to all matters other than those under clause 30.16 and clause 30.17, the Majority Participants may instruct the Agent and, if they do, the Agent agrees to act in accordance with the instructions.

    30.19 In relation to any instruction to be given to the Security Trustee:

          (a) for a matter covered by clause 7 of the Shareholders Agreement, the Majority Participants who are entitled to the Shares held by the Security Trustee may instruct the Security Trustee to act and if they do, the Security Trustee agrees to act in accordance with the instructions; and

          (b) for the exercise of the option contained in clause 9 ("OPTION") of the Shareholders Agreement, all of the Participants who are entitled to the Shares held by the Security Trustee must unanimously instruct the Security Trustee to exercise the Option and if they do, the Security Trustee agrees to exercise the Option.

SUBSCRIPTION FOR STOCK
    30.20 No Participant may subscribe for any Stock (as defined in the Debenture Trust Deed) unless the Agent has first consented to the issue of that Stock and the face value of that Stock.

31       PROPORTIONATE SHARING
-------------------------------------------------------------------------------
SHARING
     31.1 Whenever any Participant receives or recovers any money in respect of any sum due from a Relevant Company under a Transaction Document in any way (including without limitation by set-off) except through distribution by the Agent under this Agreement:

          (a)  the Participant shall immediately notify the Agent;

          (b) the Participant shall immediately pay that money to the Agent (unless the Agent directs otherwise);

          (c) the Agent shall treat the payment as if it were a payment by the Relevant Company on account of all sums then payable to the Indemnified Parties; and

               (i) the payment or recovery will be taken to have been a payment for the account of the Agent and not to the Participant for its own account, and to that extent the liability of the Relevant Company to the Participant will not be reduced by the recovery or payment, other than to the extent of any distribution received by the Participant under paragraph
                    (c); and

               (ii) (without limiting sub-paragraph (i)) immediately on the
                    Participant making or becoming liable to make a payment under paragraph (b), the Borrower shall indemnify the Participant against the payment to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

          If the Participant is required to disgorge or unwind all or part of the relevant recovery or payment then the other Participants shall repay to the Agent for the account of the Participant the amount necessary to ensure that all the Participants share rateably in the amount of the recovery or payment retained. Paragraphs (c) and (d) above apply only to the retained amount.

REFUSAL TO JOIN IN ACTION
     31.2 A Participant who does not accept an invitation to join an action against the Borrower or does not share in the costs of the action (in each case having been given a reasonable opportunity to do so) is not entitled to share in any amount so recovered.

32       AGENT DEALINGS
-------------------------------------------------------------------------------
           Except where expressly provided otherwise:

          (a) all correspondence under or in relation to the Transaction Documents between a Participant on the one hand, and the Borrower or a Guarantor on the other, will be addressed to the Agent; and

          (b) the Participants and the Borrower and the Guarantors severally agree to deal with and through the Agent in accordance with this Agreement.

33       ADDITION OF GUARANTORS
-------------------------------------------------------------------------------
     33.1 (NEW GUARANTOR) The Borrower shall ensure that each company which becomes a Subsidiary of a Group Member becomes a Guarantor for the purposes of this Agreement by entering into a Guarantor Accession Deed within 60 days (or any longer period which the Agent and the Borrower may agree, the Agent's agreement not to be unreasonably withheld) of becoming a Subsidiary (each such company a NEW GUARANTOR).

     33.2 (ACCESSION DEED) Upon execution of a Guarantor Accession Deed by a New Guarantor and the Agent, the New Guarantor shall be taken to be a Guarantor for the purposes of this Agreement with all the rights and obligations as if it were an original party to this Agreement and to have made the representations and warranties in clause 14.1 and/or clause 14.3 on the date of such execution.

     33.3 (CONDITIONS PRECEDENT) The Borrower shall ensure that before a New Guarantor becomes a Guarantor, the Agent has received in form and substance satisfactory to it any document or evidence relating to that accession it may require, including without limitation:

          (a) (CONFIRMATION OF WARRANTIES): a certificate signed by a director of the Borrower confirming that upon execution of the Guarantor Accession Deed the representations and warranties set out in clauses 14.1 and 14.3 will be correct in relation to the New Guarantor; and

          (b) (VERIFICATION CERTIFICATE): a certificate in relation to the New Guarantor given by a director of the New Guarantor providing certified copies of the documents referred to in clauses 3.1(a),
               (b) and (c) of the Amending and Restatement Deed with respect to the New Guarantor and dated not earlier than 14 days before its execution of the Guarantor Accession Deed.

34       NOTICES
-------------------------------------------------------------------------------
          All notices, requests, demands, consents, approvals, agreements or other communications to or by a party to this Agreement:

          (a)  must be in writing;

          (b)  must be signed by an Authorised Officer of the sender; and

          (c)  will be deemed to be duly given or made:

               (i) (in the case of delivery in person or by post or facsimile transmission) when delivered, received or left at the address of the recipient shown in this Agreement or to any other address which it may have notified the sender; or

               (ii) (in the case of a telex) on receipt by the sender of the answerback code of the recipient at the end of transmission,

               but if delivery or receipt is on a day on which business is not generally carried on in the place to which the communication is sent or is later than 4 pm (local time), it will be taken to have been duly given or made at the commencement of business on the next day on which business is generally carried on in that place.

35       AUTHORISED OFFICERS
-------------------------------------------------------------------------------
          The Borrower and each Guarantor irrevocably authorises each Indemnified Party to rely on a certificate by any person purporting to be its director or secretary as to the identity and signatures of its Authorised Officers. The Borrower and each Guarantors warrants that those persons have been authorised to give notices and communications under or in connection with the Transaction Documents.

          Each Guarantor warrants that each Authorised Officer of the Borrower is authorised to sign Drawdown Notices on behalf of each Guarantor.

36       GOVERNING LAW AND JURISDICTION
-------------------------------------------------------------------------------
GOVERNING LAW AND JURISDICTION
     36.1 This Agreement is governed by the laws of New South Wales. The Borrower and each Guarantor submits to the non-exclusive jurisdiction of courts exercising jurisdiction there.

PROCESS AGENTS
     36.2 Each Relevant Company situated outside Australia irrevocably:

          (a) nominates the Borrower as its agent to receive service of process or other documents in any action, suit or proceedings brought in relation to any Transaction Document; and

          (b) agrees that service of any such process or documents on the Borrower will be sufficient service on it.

          The Borrower irrevocably and unconditionally accepts that appointment.

37       COUNTERPARTS
-------------------------------------------------------------------------------
          This Agreement may be executed in any number of counterparts. All counterparts together will be taken to constitute one instrument.

38       ACKNOWLEDGEMENT BY BORROWERS AND GUARANTORS
-------------------------------------------------------------------------------
          The Borrower and each Guarantor confirms that:

          (a) it has not entered into this Agreement in reliance on, or as a result of, any conduct of any kind of or on behalf of any Indemnified Party or any Related Corporation of any Indemnified Party (including, without limitation, any advice, warranty, representation or undertaking); and

          (b) neither any Indemnified Party nor any Related Corporation of any Indemnified Party is obliged to do anything (including, without limitation, disclose anything or give advice),

          except as expressly set out in the Transaction Documents or in writing duly signed by or on behalf of any Indemnified Party or Related Corporation.

39       CONSENTS AND OPINIONS
-------------------------------------------------------------------------------
          Except where expressly stated any Indemnified Party may give or withhold, or give conditionally, approvals and consents, may be satisfied or unsatisfied, may form opinions, and may exercise rights, powers and remedies at its absolute discretion.



EXECUTED as an agreement

SCHEDULE 1   GUARANTORS

NAME (ACN)                              PLACE OF               ADDRESS
                                       INCORPORATION

ABN Australasia Holdings Pty Limited   Victoria           1144 Nepean Highway
(ABN 11 072 977 229)                                      Highett, Victoria 3190

American Banknote Pacific Pty Ltd      Victoria           1144 Nepean
(ABN 19 072 977 265)                                      Highett, Victoria 3190

American Banknote Australasia Pty Ltd  Victoria           1144 Nepean Highway
(ABN 25 072 977 292)                                      Highett, Victoria 3190

Leigh-Mardon Payment Systems Pty       Victoria           1144 Nepean Highway
Limited (ABN 32 006 412 657)                              Highett, Victoria 3190

American Banknote New                  New Zealand        c/- Chapman Tripp
Zealand Limited                                           Sheffield Young
                                                          Level 1
                                                          AMP Centre
                                                          1 Grey Street
                                                          Wellington
                                                          New Zealand

SCHEDULE 2                        PARTICIPANTS

PART A - CASH ADVANCE FACILITY

      1                                   2                     3
  PARTICIPANT                         COMMITMENT            ADDRESS FOR
                                         ($)               CORRESPONDENCE

The Chase Manhattan Bank             15,608,054.81         Level 26
(ABN 93 074 112 011)                                       225 George Street
                                                           Sydney NSW 2000
                                                           Fax:  9250 4592
                                                           Tel:  9250 4230
                                                           Att:  Jason Lee

SG Australia Limited                 15,608,054.81         Level 21
(ABN 72 002 093 021)                                       400 George Street
                                                           Sydney NSW 2000
                                                           Fax:  9221 5313
                                                           Tel:  9210 8000
                                                           Att:  Executive
                                                                 Manager Credit

Credit Lyonnais S.A                  10,763,889.29         Agence GCI 4309 c/o
                                                           Agence Internationale
                                                           27-29 Rue de Choiseul
                                                           75002 Paris
                                                           France
                                                           Fax:+ (331) 4295 4832
                                                           Tel:+ (331) 4295 0531
                                                           Attn:  Magali Corot

BOS International (Australia)        11,148,611.52         Level 11
Limited (ABN 23 066 601 250)                               50 Carrington Street
                                                           Sydney NSW 2000
                                                           Fax: 9248 2199
                                                           Tel: 9248 2100

Bank of Western Australia Limited    11,148,611.52         Level 7
(ABN 22 050 494 454)                                       Grosvenor Place
                                                           225 George Street
                                                           Sydney NSW 2000
                                                           Fax:  9253 6250
                                                           Tel   9253 6258

The Toronto-Dominion Bank            15,608,055.77         Level 34
(ABN 74 082 818 175)                                       Rialto Tower South
                                                           525 Collins Street
                                                           Melbourne Vic 3000
                                                           Fax:  (03) 9614 1613
                                                           Tel:  (03) 9993 1209
                            TOTAL:  $79,885,277.72

PART B - LC FACILITY

       1                                 2                 3
  PARTICIPANT                        COMMITMENT         ADDRESS FOR
                                        ($)            CORRESPONDENCE

The Chase Manhattan Bank              1,127,778.56      Level 26
(ABN 43 074 112 011)                                    225 George Street
                                                        Sydney NSW 2000
                                                        Fax:  9250 4592
                                                        Tel:  9250 4230
                                                        Att:  Jason Lee

SG Australia Limited                  1,127,778.56      Level 21
(ABN 72 002 093 021)                                    400 George Street
                                                        Sydney NSW 2000
                                                        Fax:  9221 5313
                                                        Tel:  9220 8000
                                                        Att:  Executive
                                                              Manager Credit

Credit Lyonnais S.A.                    694,444         Agence GCI 4309 c/o
                                                        Agence Internationale
                                                        27-29 Rue de Choiseul
                                                        75002 Paris
                                                        France
                                                        Fax:  + (331) 4295 4832
                                                        Tel:  + (331) 4295 0531
                                                        Attn: Magali Corot

BOS International (Australia)           805,555.11      Level 11
Limited (ABN 23 066 601 250)                            50 Carrington Street
                                                        Sydney NSW 2000
                                                        Fax:  9248 2199
                                                        Tel:  9248 2100

Bank of Western Australia Limited       805,555.11      Level 7
(ABN 22 050 494 454)                                    Grosvenor Place
                                                        225 George Street
                                                        Sydney NSW 2000
                                                        Fax:  9253 6250
                                                        Tel   9253 6258

The Toronto-Dominion Bank             1,127,777.55      Level 34
(ABN 74 082 818 175)                                    Rialto Tower South
                                                        525 Collins Street
                                                        Melbourne Vic 3000
                                                        Fax:  (03) 9614 1613
                                                        Tel:  (03) 9993 1209
        TOTAL:                      $ 5,688,888.89

SCHEDULE 3                 [NOT USED]
-------------------------------------------------------------------------------


                                SCHEDULE NOT USED

SCHEDULE 4                 [NOT USED]
-------------------------------------------------------------------------------


                                SCHEDULE NOT USED

ANNEXURE A                        DRAWDOWN NOTICE
------------------------------------------------------------------------------

         To:      Yvonne Blunt
                  Chase Securities Australia Ltd
                  Level 25
                  225 George Street
                  SYDNEY  NSW  2000
                  Facsimile: (612) 9251 3371

          AMENDED AND RESTATED SENIOR DEBT FACILITY - DRAWDOWN NOTICE NO. [*]

          We refer to the Amended and Restated Senior Debt Facility Agreement dated [ ] (the FACILITY AGREEMENT).

          Under Clause 5 of the Facility Agreement:

          (1) we give you irrevocable notice that we wish to draw under [FACILITY OR FACILITIES] on [DATE] (the DRAWDOWN DATE); [NOTE:
               DATE IS TO BE A BUSINESS DAY.]

          (2)  the total principal amount to be drawn is [*];

          [NOTE:  AMOUNT TO COMPLY WITH THE LIMITS IN CLAUSE 2.]

          (3) particulars of each Segment of the Cash Advance Facility are as follows:

          FACILITY               FUNDING                     PERIOD




          [NOTE: AMOUNTS TO COMPLY WITH CLAUSE 5 AND LENGTH OF FUNDING PERIOD TO COMPLY WITH CLAUSE 6.]

          (4) Total Debt for the immediately preceding four quarters for which Accounts have been prepared was [*];

          (5) EBITDA for the immediately preceding four quarters for which Accounts have been prepared was [*];

          (6) we request that the proceeds be remitted to account number [*] at [*] [in the case of the [*] Facility, and to account number [*] at [*] in the case of the [*] Facility];

          (7) we represent and warrant on behalf of the Borrower and each Guarantor that:

               (a) [(except as disclosed in paragraph (c)] the representations and warranties in the Facility Agreement (other than those referred to in clause 14.3 of the Facility Agreement as not repeating) are true as though they were made at the date of this Drawdown Notice and the Drawdown Date specified above in respect of the facts and circumstances then subsisting; [and]

               (b) [(except as disclosed in paragraph (c)] no Event of Default or Potential Event of Default is subsisting or will result from the drawing; [and]

               [(c) details of the exceptions to paragraphs (a) and (b) are as follows: [*], and we [have taken/propose] the following remedial action [*];]

          [NOTE: INCLUSION OF A STATEMENT UNDER PARAGRAPH (C) WILL NOT PREJUDICE THE CONDITIONS PRECEDENT IN THE AGREEMENT.]

          [(8) details of the Beneficiary and the Secured Financing with respect to the Letter of Credit are as follows:

               Beneficiary:

               Nature of Secured Financing:

               Maturity:

               Amount:   ]

          Definitions in the Facility Agreement apply when used in this Drawdown Notice.



          On behalf of
          [*] LIMITED



          By:                                     [Authorised Officer]


          DATED

ANNEXURE B                        GUARANTOR ACCESSION DEED
-------------------------------------------------------------------------------


         DEED dated                 between:

1.   [NAME OF GUARANTOR] (ABN [*]) (the NEW GUARANTOR); and

2. CHASE SECURITIES AUSTRALIA LIMITED (ABN 52 002 888 011) of Level 35, AAP Centre, 259 George Street, Sydney, New South Wales (the AGENT).


     RECITALS

A. Under a Loan Agreement (the FACILITY AGREEMENT) dated [ ] between ABN Australasia Limited as Borrower, the Agent and the Participants named in that agreement, the Participants agree to provide the Borrower with a facility (the FACILITY) under which cash advances and letters of credit may be made available to the Borrower.

B. The New Guarantor enters into this Deed for valuable consideration which includes, without limitation, the Indemnified Parties continuing to provide the Facility to the Borrower and refraining from exercising their respective rights under clause 16.2 of the Facility Agreement.

[C. The New Guarantor as a Subsidiary of the Borrower wishes to assume the rights and obligations of a Guarantor under the Facility Agreement which have been authorised in accordance with Part 2J.3 of the Corporations Law.] [FOR LMPS]


     IT IS AGREED AS FOLLOWS

1.   In this Deed terms defined in the Facility Agreement have the same meaning.

2. The New Guarantor shall as and from the date of this Deed irrevocably be a Guarantor for the purposes of the Facility Agreement as if named as a party to the Facility Agreement in the capacity of a Guarantor. The New Guarantor agrees to comply with the Facility Agreement and all their terms and conditions shall bind the New Guarantor accordingly.

3.   This Deed is governed by the laws of New South Wales.

4. Each attorney executing this Deed states that he has no notice of the revocation of his power of attorney.


     SIGNED SEALED and DELIVERED          )
     on behalf of                         )
     [*] LIMITED                          )
     by its attorney                      )
     in the presence of:                  )

     Attorney

     Print Name

     Witness

    Print Name


    SIGNED SEALED and DELIVERED           )
         on behalf of                     )
         CHASE SECURITIES AUSTRALIA       )
         LIMITED  by its attorney         )
         in the presence of:              )

         Signature

         Witness  Print name

         Print name

ANNEXURE C                    LETTER OF CREDIT AUTHORISATION
--------------------------------------------------------------------------


         FACSIMILE TRANSMISSION


         To:      Yvonne Blunt
                  Chase Securities Australia Ltd
                  Level 25
                  225 George Street
                  SYDNEY  NSW  2000
                  Facsimile: (612) 9251 3371

         SENIOR DEBT FACILITY

         We refer to your facsimile dated [*] notifying us that [American Banknote Australasia Limited] (the BORROWER) has requested the issue of [a/the] Letter[s] of Credit under a Drawdown Notice dated [*].

         In accordance with clause 10.1(c) of the Senior Debt Facility Agreement dated [ ], we authorise you as Agent to execute and issue on or after the Drawdown Date specified in that Notice [a/the] Letter[s] of Credit in [CURRENCY] for our Share (as defined in the Facility Agreement) of the [principal/face] amount requested by the Borrower.


         On behalf of [Participant]
         Authorised Officer


         DATED                                   20[*]

ANNEXURE D                     FORM OF LETTER OF CREDIT
------------------------------------------------------------------------------


          [DATE]

          TO:      [NAME AND ADDRESS OF BENEFICIARY]


          Dear Sirs

          The Banks listed in the Schedule (the BANKS) have pleasure in detailing the particulars of a several Letter of Credit issued in your favour.

          IRREVOCABLE SEVERAL STANDBY LETTER OF CREDIT NO. [*]

          DATED             20[*]



          ON ACCOUNT OF:   ABN Australasia Limited (the BORROWER)

          BENEFICIARY:     [*] (the BENEFICIARY)

          TOTAL AMOUNT:    [Maximum limit of liability $[      ] (divided
                           between the Banks in the shares (the SHARES) listed in the Schedule).]

          [Maximum limit of principal liability $[ ] [or any lesser amount which remains outstanding from time to time under the Secured Financing referred to below] [plus, [, at any time, accrued interest relevant to the amount remaining outstanding under the Secured Financing at that time/accrued interest on the principal outstanding for a period of [* ] months] [and costs, charges and expenses of up to $[ * ] (divided between the Banks in the shares (the SHARES) listed in the Schedule).

          [For these purposes an amount is still taken to be OUTSTANDING, DUE and PAYABLE if it would have been outstanding, due or payable if the Secured Financing had been valid and enforceable or the Borrower was not in Liquidation.]

         EXPIRY DATE:      [*] 20[*]

         AVAILABLE AT:     Chase Securities Australia Limited (the AGENT),
                           Level 35, 259 George Street, Sydney  NSW  2000

         BY DRAFTS ON:     Each of the Banks in the proportions of their
                           respective Shares.

         PAYABLE AT:       Sight.

         ENFACED: "Drawn under ABN Australasia Limited Several Standby Letter of Credit No. [*] dated [*] 20[*]"

         RETURNABLE TO:    The Agent, The Chifley Tower, 2 Chifley Square,
                           Sydney NSW 2000.

         ISSUED IN
         CONNECTION WITH:  [DETAILS OF SECURED FINANCING] (the SECURED
                           FINANCING)

          Drafts drawn under this Letter of Credit must be payable to the credit of an account in the name of the Beneficiary, must be delivered to the Agent at the address at which this Letter of Credit is expressed to be available at or before 3 pm (Sydney time) on the expiry date specified above and must be accompanied by a declaration stating that:

          (a) the declarants are two officers of the Beneficiary, making the declaration on behalf of the Beneficiary;

          (b) the declarants have authority to make the declaration on behalf of the Beneficiary;

          (c)  the declaration is made under Letter of Credit No. [*];

          (d) the amount claimed is not more than the maximum amount available under that Letter of Credit;

          (e) the amount claimed represents an amount or amounts remaining unpaid to the Beneficiary in respect of the Secured Financing in accordance with arrangements made between the Beneficiary and the Borrower; and

          (f) demand for payment of that amount has been made by the Beneficiary on the Borrower and that demand remains unsatisfied.

          The amount of this Letter of Credit will automatically reduce by the amount of all drawings under it.

          There is no responsibility on the Agent or the Banks to investigate the authenticity of the declarations or the declarants' capacity or entitlement to make the declaration.

          Each Bank severally engages with the Beneficiary that drafts drawn on it in compliance with this Letter of Credit in respect of its Share will be paid by that Bank on presentation of the draft to the Agent.

          The Agent is not responsible for the performance of any other Bank. No Bank is responsible for the performance of any other Bank or the Agent.

          This Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500.

          On behalf of Chase Securities Australia Limited as Agent for the
          Banks:



          Authorised Signatory                      Authorised Signatory



                                    SCHEDULE

              THE BANKS                                    SHARES - %

ANNEXURE E                        FINANCIAL INDEBTEDNESS
-------------------------------------------------------------------------------


[TO BE CONFIRMED]



GROUP MEMBER                    LENDER                AMOUNT OF       TYPE OF
                                                      FINANCIAL       FINANCIAL
                                                    INDEBTEDNESS    INDEBTEDNESS

ABN Australasia Limited     National Australia      152,803.37       Guarantee
                            Bank Limited

ABN Australasia Limited     National Australia       35,957.56       Guarantee
                            Bank Limited

ABN Australasia Limited     National Australia      173,591.76       Guarantee
                            Bank Limited

ABN Australasia Limited     National Australia       90,000.00       Guarantee
                            Bank Limited

ABN Australasia Limited     National Australia      250,000.00       Guarantee
                            Bank Limited

ABN Australasia Limited     National Australia        8,065.00       Guarantee
                            Bank  Limited

ANNEXURE F                        SUBSTITUTION CERTIFICATE
--------------------------------------------------------------------------------

     for a Participation of $[*]

     relating to the Senior Debt Facility Agreement (the FACILITY AGREEMENT) dated [ ] between, among others, American Banknote Australasia Limited as Borrower, the Participants named in the Facility Agreement and Chase Securities Australia Limited as Agent between:

1.   [NAME] (the SUBSTITUTE PARTICIPANT);

2.   [NAME] (the RETIRING PARTICIPANT); and

3. [*] (the AGENT) for itself and on behalf of the other parties to the Facility Agreement.


     IT IS AGREED as follows:

1.   DEFINITIONS

     1.1 In this Certificate terms defined in the Facility Agreement have the same meanings and the following terms shall have the following meanings unless the context otherwise requires.

          SUBSTITUTED PARTICIPATION means the Commitment of the Retiring Participant [and the participation in the Principal Outstanding drawn under that Commitment] [in respect of the following Segments:] [NOTE:
          TO BE INSERTED IF ONLY PART OF PARTICIPATION IS BEING SUBSTITUTED.]

          DATE    FACILITY    FUNDING      CURRENCY          AMOUNT OF
                              PERIOD                       PARTICIPATION



          amounting to a principal amount of $[*].

          SUBSTITUTION DATE means the date of countersignature of this Certificate by the Agent [or [*] whichever is the later]. [NOTE:
          INSERT ANY OTHER DATE OR DATES AS APPROPRIATE.]

     1.2  Clause 1.2 of the Facility Agreement applies to this Certificate.

2.   SUBSTITUTION

     2.1  RELEASE OF RETIRING PARTICIPANT

          The Retiring Participant will cease to have its rights and obligations as a Participant under the Transaction Documents [relating to the Substituted Participation] [NOTE: INSERT IF ONLY PART OF COMMITMENT ASSUMED.] with effect from and including the Substitution Date. It will remain entitled to and bound by rights and obligations which accrue up to the Substitution Date.

     2.2  ASSUMPTION BY SUBSTITUTE PARTICIPANT

          With effect from and including the Substitution Date:

          (a) the Substitute Participant and each of the parties to the Facility Agreement will assume obligations towards each other and acquire rights against each other which are identical to the rights and obligations which cease under clause 2.1, except to the extent the obligations so assumed and rights so acquired relate to the identity of or location of the Substitute Participant and not to the identity of or location of the Retiring Participant; and

          (b) the Substitute Participant will be taken to be a party to the Facility Agreement as a Participant with a Commitment [and participation in the Principal Outstanding] equal to the Substituted Participation. [NOTE: CONSIDER IF AGREEMENTS OTHER THAN FACILITY AGREEMENT ARE TO BE NOVATED, E.G. GUARANTEES. IF SO, INSERT LANGUAGE IN THOSE DOCUMENTS. BUT BE CAREFUL ABOUT INCLUDING CHARGES AND MORTGAGES AS NOVATION WOULD MEAN NEW DUTIABLE DOCUMENTS.]

3.   INDEPENDENT ASSESSMENT BY SUBSTITUTE PARTICIPANT

     Without limiting the generality of clause 2 the Substitute Participant agrees as specified in clause 30.5 (EXONERATION) and 30.12 (INDEPENDENT INVESTIGATION OF CREDIT) of the Facility Agreement. Those clauses apply (subject to any agreement to the contrary) as if references to the Agent included the Retiring Participant. This certificate is a Transaction Document for the purposes of the Facility Agreement.

4.   PAYMENTS

     From and including the Substitution Date the Agent shall make all payments due under the Transaction Documents in relation to the Substituted Participation to the Substitute Participant. The Retiring Participant and the Substitute Participant shall make directly between themselves the payments and adjustments which they agree with respect to accrued interest, fees, costs and other amounts attributable to the Substituted Participation before the Substitution Date.

5.   LETTERS OF CREDIT

     (a) For the purpose of the Facility Agreement any outstanding several Letters of Credit issued for the account of the Retiring Participant included in the Substituted Participation will be taken to have been issued for the account of the Substitute Participant in the place of the Retiring Participant. The Substitute Participant accordingly shall indemnify unconditionally the Retiring Participant against any liability of the Retiring Participant as issuer of the Letters of Credit.

     (b) The indemnity of the Borrower under clause 10.13 of the Facility Agreement extends to any liability of the Substitute Participant under this clause.

6.   WARRANTY

     The Retiring Participant and the Substitute Participant jointly and severally represent and warrant to the other parties that clause 29.2(b) of the Facility Agreement has been complied with in relation to the Substitute Participant.

7.   NOTICES

     For the purpose of the Facility Agreement, the Lending Office and address for correspondence of the Substitute Participant is the address set out below.

[8.  REGISTRATION FEE

     A registration fee of [*]$[*] is payable to the Agent (except where the Substitute Participant is a Related Corporation) on delivery of this Certificate to the Agent.]

9.   LAW

     This Certificate is governed by the laws of New South Wales.



     Signed by the authorised representatives of the parties [in the Australian Capital Territory/[insert place outside of Australia]]. [NOTE: BE CAREFUL ABOUT DELETING THESE WORDS AS THEY ARE DESIGNED TO ENSURE THAT THE SUBSTITUTION CERTIFICATE IS NOT SIGNED IN A PLACE WHERE IT WILL BE A DUTIABLE INSTRUMENT.]


     THE RETIRING PARTICIPANT
     [NAME]



     by:





     THE SUBSTITUTE PARTICIPANT
     [NAME]



     by:




     Lending Office [and address for correspondence]:

     [Telex No.]

     [Address for correspondence:] [NOTE: IF DIFFERENT FROM LENDING OFFICE]



     Countersigned by an authorised representative of the Agent for itself and for the other parties to the Facility Agreement.

     THE AGENT
     [NAME]



     by:

ANNEXURE G                        CORPORATE TREE
-------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                              SENIOR DEBT FACILITY
                                    AGREEMENT


                         THIS IS THE ANNEXURE OF 97 PAGES
                          DESCRIBED IN THE AMENDING AND
                          RESTATEMENT DEED (SENIOR DEBT
                          FACILITY) DATED 26 JUNE 2001

CONTENTS             SENIOR DEBT FACILITY AGREEMENT
------------------------------------------------------------------

                     1    DEFINITIONS AND INTERPRETATION                       1

                          Definitions                                          1
                          Interpretation                                      13
                          Determination, statement and certificate            14
                          Document or agreement                               14
                          Repayment and prepayment                            14
                          Principal                                           14
                          Trust                                               14
                          Current accounting practice and accounting terms    15
                          Outstanding                                         15
                          Debenture Trust Deed                                15

                     2    COMMITMENTS                                         15

                          Commitments                                         15
                          Allocation among Participants                       15
                          Obligations several                                 15

                     3    CANCELLATION OF COMMITMENTS                         16

                          During Availability Period                          16
                          Allocation among Participants                       16
                          At end of Availability Period                       16

                     4    PURPOSE                                             16

                          Cash Advance Facility                               16
                          LC Facility                                         16
                          Acknowledgment                                      17

                     5    DRAWDOWN NOTICES                                    17

                          When notice to be given - Cash Advance Facility     17
                          When notice to be given - LC Facility               17
                          Minimum Drawing                                     17
                          Notification of Participants                        17

                     6    SELECTION OF FUNDING PERIODS                        17


                     7    REPAYMENT                                           18

                          Repayment - Cash Advance Facility                   18
                          Repayment - LC Facility                             18
                          Allocation among Participants                       18
                          Allocation among Segments                           18
                          Mandatory Repayments                                18

                     8    PREPAYMENTS                                         20

                          Voluntary prepayments                               20
                          Voluntary prepayment on expiry of Funding Period    20
                          Interest                                            20
                          Limitation on prepayments                           20
                          Apportionment                                       20
                          Redrawing                                           20

                     9    CASH ADVANCE FACILITY                               20

                          Advance of Segment                                  20
                          Repayment                                           21
                          Interest                                            21
                          Preparation of Reliquefication Bills                21
                          Requirements of Reliquefication Bills               21
                          Dealing with Reliquefication Bills                  22
                          Indemnity                                           22
                          Stamp duty on Reliquefication Bills                 22

                     10   LETTER OF CREDIT FACILITY                           22

                          Issue of Letters of Credit                          22
                          Form                                                23
                          Number                                              23
                          Expiry date                                         23
                          Amount                                              23
                          Secured Financing                                   23
                          Participant as Beneficiary                          23
                          Agent's authority                                   23
                          Notification of issue                               24
                          Drawings procedure                                  24
                          Recovery by Agent                                   24
                          Payment of Secured Financings by Group Member       24
                          Indemnity                                           24
                          Obligations unconditional                           25
                          Indemnity from Participants to Agent                26

                     11   PAYMENTS                                            26

                          Manner                                              26
                          Payment to be made on Business Day                  26
                          Distribution by Agent                               26
                          Appropriation where insufficient moneys available   26
                          Unanticipated default                               26
                          Rounding                                            27
                          Withholding tax                                     27

                     12   CHANGES IN LAW                                      28

                          Increased costs                                     28
                          Minimisation                                        29
                          Survival of obligations                             29
                          Prepayment on increased costs                       29
                          Illegality                                          30

                     13   CONDITIONS PRECEDENT                                30


                     14   REPRESENTATIONS AND WARRANTIES                      31

                          Representations and warranties                      31
                          Reliance on representations and warranties          35
                          Repetition for Guarantors                           35

                     15   UNDERTAKINGS                                        36

                          General undertakings                                36
                          Undertakings relating to Mortgaged Property         44
                          Financial undertakings                              48
                          Term of undertakings                                49

                     16   EVENTS OF DEFAULT                                   49

                          Events of Default                                   49
                          Consequences                                        54
                          Cash cover for letters of credit                    55
                          Technical default in payment                        55

                     17   GUARANTEE                                           56

                          Guarantee                                           56
                          Payment                                             56
                          Unconditional nature of obligation                  56
                          No marshalling                                      58
                          No competition                                      58
                          Suspense account                                    58
                          Rescission of payment                               59
                          Indemnity                                           59
                          Continuing guarantee and indemnity                  59
                          Variations                                          60
                          Judgment                                            60
                          Conditions precedent                                60
                          American Banknote New Zealand Limited               60

                     18   INTEREST ON OVERDUE AMOUNTS                         60

                          Accrual and payment                                 60
                          Rate                                                61

                     19   FEES                                                61

                          Fees - general                                      61
                          Letter of credit fee                                61
                          Refund of fees                                      62

                     20   INDEMNITIES                                         62


                     21   CONTROL ACCOUNTS                                    63


                     22   EXPENSES                                            63


                     23   STAMP DUTIES                                        63


                     24   SET-OFF                                             64


                     25   WAIVERS, REMEDIES CUMULATIVE                        64


                     26   SEVERABILITY OF PROVISIONS                          64


                     27   SURVIVAL OF REPRESENTATIONS AND INDEMNITIES         64


                     28   MORATORIUM LEGISLATION                              65


                     29   ASSIGNMENTS                                         65

                          Assignment by Borrower and Guarantor                65
                          Assignment by Participants                          65
                          Substitution certificates                           65
                          Disclosure                                          66
                          No increased costs                                  66

                     30   RELATIONSHIP OF PARTICIPANTS TO AGENT               67

                          Authority                                           67
                          Instructions; extent of discretion                  67
                          No obligation to investigate authority              67
                          Agent not a fiduciary                               67
                          Exoneration                                         68
                          Delegation                                          68
                          Reliance on documents and experts                   68
                          Notice of transfer                                  68
                          Notice of default                                   68
                          Agent as Participant and banker                     69
                          Indemnity to Agent                                  69
                          Independent investigation of credit                 69
                          No monitoring                                       69
                          Information                                         70
                          Replacement of Agent                                70
                          Amendment of Transaction Documents                  71
                          Subscription for Stock                              72

                     31   PROPORTIONATE SHARING                               72

                          Sharing                                             72
                          Refusal to join in action                           73

                     32   AGENT DEALINGS                                      73

                     33   ADDITION OF GUARANTORS                              73

                     34   NOTICES                                             74

                     35   AUTHORISED OFFICERS                                 75

                     36   GOVERNING LAW AND JURISDICTION                      75

                          Governing Law and Jurisdiction                      75
                          Process agents                                      75

                     37   COUNTERPARTS                                        75

                     38   ACKNOWLEDGEMENT BY BORROWERS AND GUARANTORS         75

                     39   CONSENTS AND OPINIONS                               76

                     SCHEDULE 1       GUARANTORS                              77

                     SCHEDULE 2       PARTICIPANTS                            78

                     SCHEDULE 3       [NOT USED]                              81

                     SCHEDULE 4       [NOT USED]                              82

                     ANNEXURE A       DRAWDOWN NOTICE                         83

                     ANNEXURE B       GUARANTOR ACCESSION DEED                85

                     ANNEXURE C       LETTER OF CREDIT AUTHORISATION          87

                     ANNEXURE D       FORM OF LETTER OF CREDIT                88

                     ANNEXURE E       FINANCIAL INDEBTEDNESS                  90

                     ANNEXURE F       SUBSTITUTION CERTIFICATE                91

                     ANNEXURE G       CORPORATE TREE                          95